UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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ICF INTERNATIONAL, INC.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2019

Date: May 30, 2019	Time: 8:00 a.m.	Place: ICF International’s Corporate Headquarters 9300 Lee Highway Fairfax, Virginia 22301

AGENDA:

●	To elect two (2) directors for a term expiring in 2022 (Proposal 1);

●

To vote, on an advisory basis, on say on pay regarding the overall pay-for-performance program for ICF International, Inc.’s (“ICF International” “we”, “ICF” or “our”) named executive officers as disclosed in the proxy statement (Proposal 2);

●	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2019 (Proposal 3); and

●	To transact any other business that is properly brought before the meeting or any adjournment or postponement.

Pursuant to the Delaware General Corporation Law and ICF International’s Amended and Restated Bylaws, stockholders of record at the close of business on April 2, 2019 are entitled to notice of, and to vote at, the annual meeting. This notice of annual meeting, the Proxy Statement, and form of proxy or voting instruction form are being distributed and made available on or about April 19, 2019.

We are pleased to utilize the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials to stockholders over the Internet. As a result, we are mailing to many of our stockholders a notice, instead of a paper copy, of our Proxy Statement and 2018 Annual Report. This notice contains instructions on how to access those documents over the Internet. We direct your attention to the attached Proxy Statement for more information, including instructions on how stockholders can receive a paper copy of our proxy materials, including our Proxy Statement, our 2018 Annual Report and a form of proxy or voting instruction form. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Employing an electronic distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

We cordially invite you to attend this year’s annual meeting of stockholders. It is important that your shares of ICF International common stock be represented at this meeting in order to help ensure the presence of a quorum. Even if you plan to attend the annual meeting of stockholders in person, please vote your shares of ICF International common stock by mailing your completed proxy or voting instruction form, or voting electronically or telephonically, as doing so will ensure your representation at the annual meeting regardless of whether you attend in person. Thank you for your cooperation and continued support of ICF International.

By Order of the Board of Directors,

Sudhakar Kesavan
Chairman and Chief Executive Officer
Fairfax, Virginia
April 19, 2019

CAST YOUR VOTE RIGHT AWAY

We hope you will exercise your rights and fully participate in our annual meeting as a stockholder. It is very important that you vote to play a part in the future of our company. You do not need to attend the annual meeting of stockholders to vote your shares.

If you hold your shares through a broker, bank or nominee, your broker, bank or nominee is not permitted to vote on your behalf on the election of directors and other matters to be considered at the annual meeting of stockholders (except on ratification of the selection of Grant Thornton LLP as the independent registered public accounting firm for 2019), unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your shares via telephone or the internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or nominee before the date of the stockholder meeting.

Even if you plan to attend our annual meeting of stockholders in person, please read the Proxy Statement with care and vote right away using any of the following methods. In all cases, have your notice, proxy card or voting instruction form in hand and follow the instructions.

BY INTERNET USING YOUR COMPUTER	BY TELEPHONE	BY MAILING YOUR PROXY CARD

Visit 24/7 www.proxyvote.com	Registered Owners dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by free post

Admission:

All (1) stockholders of record as of the record date; (2) beneficial holders of ICF International common stock held by a broker, bank, or other nominee (i.e., in “street name”) as of the record date; and (3) authorized representatives of entities who are record or beneficial holders as of the record date may attend the annual meeting of stockholders. Attendees must present, in addition to valid photo identification or other satisfactory proof of identification, the following materials in order to be admitted to the meeting:

1.	For stockholders of record, the top portion of their proxy card, which will serve as an admission ticket;

2.

For beneficial holders, proof of stock ownership such as a recent brokerage statement or letter from a bank or broker. If you want to vote your shares of ICF International common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares; and

3.	For authorized representatives, a letter from the entity certifying as to their status as an authorized representative.

PROXY SUMMARY

To assist you in reviewing the proposals to be acted upon at the annual meeting of stockholders, we call your attention to the following information about ICF International, Inc.’s (“ICF International,” “ICF,” the “Company,” “we,” “our” or “us”) 2018 financial performance, key executive compensation actions and decisions, and corporate governance highlights. The following description is only a summary. For more complete information about these topics, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on February 27, 2019 (the “2018 Form 10-K”), and the complete Proxy Statement that follows.

Proposals Which Require Your Vote

		More Information	Board Recommendation	Votes Required for Approval
PROPOSAL 1	Elect two (2) directors to serve for a term expiring at our annual meeting in 2022	Page 5	FOR each Director Nominee	Majority of the votes cast with respect to each director in the election of directors.

PROPOSAL 2	Provide an advisory say on pay vote regarding ICF International’s overall pay-for-performance named executive officer compensation program	Page 14	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.

PROPOSAL 3	Ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2019	Page 15	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.

About ICF International

ICF provides professional services and technology-based solutions to government and commercial clients, including management, technology, and policy consulting and implementation services. We help our clients conceive, develop, implement, and improve solutions that address complex business, natural resource, social, technological, and public safety issues. Our more than 6,000 employees (full time and benefits eligible) serve clients from more than 80 offices worldwide. ICF’s website is www.icf.com.

As of December 31, 2018, ICF had total annual revenue of $1.34 billion, total consolidated assets of approximately $1.2 billion and total consolidated stockholders’ equity of approximately $660.4 million.

ICF International is a Delaware corporation and our principal executive offices are located at 9300 Lee Highway, Fairfax, Virginia 22031.

Proxy Summary - 1

2018 Business Highlights

Financial Performance. All financial numbers referenced below were previously reported in the 2018 Form 10-K.

●	Total revenue increased 8.9% from $1.23 billion in 2017 to $1.34 billion in 2018:	●

Net income was down 2.3% from $62.9 million in 2017 to $61.4 million in 2018, driven by a one-time tax benefit in 2017 of $16.2 million from the effect of the Tax Cuts and Jobs Act of 2017 (“TCJA”). Excluding the tax benefit of $16.2 million in 2017, net income was up 31.5% from $46.7 million in 2017 to $61.4 million in 2018:

●	Operating income was up 12.0% from $82.4 million in 2017 to $92.3 million in 2018:	●

Diluted earnings per share (“EPS”) was down 2.8% from $3.27 in 2017 to $3.18 in 2018, driven by a one-time tax benefit in 2017 of $0.84 per share associated with the implementation of the TCJA. Excluding the tax benefit of $0.84 per share in 2017, EPS was up 30.9% from $2.43 in 2017 to $3.18 in 2018:

Proxy Summary - 2

●	Non-GAAP EPS increased 23.5% from $3.02 in 2017 to $3.73 in 2018. Non-GAAP EPS represents diluted EPS excluding the impact of certain items such as special charges and acquisition expenses that are not indicative of the performance of our ongoing operations, and the impact of amortization of intangible assets related to acquisitions. Non-GAAP EPS differs from other similar non-GAAP EPS measures for annual incentive plans (see Annex A) and performance shares (see Annex B). For a further discussion of, and a reconciliation of diluted EPS to non-GAAP EPS, please see pages 47 and 48, “NON-GAAP MEASURES – Non-GAAP EPS” in Item 7 of Part II, Management’s Discussion and Analysis of Financial Condition and Results of Operations section, of the 2018 Form 10-K.

Compensation Highlights

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company approved the following actions during fiscal year 2018 and at the beginning of fiscal year 2019 to maintain and improve the pay-for-performance nature of our executive compensation program:

●	Implemented the ICF International 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”), which included new features designed to increase corporate governance and shareholder protection.

●

Supported the continuation of an annual, non-binding, advisory vote of the Company’s stockholders regarding the Company’s overall pay-for-performance executive compensation programs which, in 2018, garnered the support of 97% of the votes cast in favor of the program. ICF’s advisory vote regarding overall pay-for-performance at the 2019 annual meeting of stockholders will be the ninth consecutive annual vote by stockholders on this matter.

●

Continued utilizing performance-based share awards (“PSAs”) as a key component of ICF’s long-term incentive program. PSAs are performance contingent awards where executives may earn shares depending on the Company’s actual performance against pre-established performance measures. The performance periods of the PSAs are long-term and, therefore, align executives’ interests with the interests of long-term stockholders.

●

Approved an updated Company Executive Stock Ownership Policy, dated as of December 2018 (the “2018 Executive Stock Ownership Policy”), which increases the ownership requirement for the Chief Executive Officer (“CEO”) from 4x to 5x base salary. As of April 2, 2019, each of our named executive officers (“NEOs”) met the stock ownership guidelines.

●

Continued the performance focus in the Company’s annual bonus program rigorously linking pay to performance. Annual threshold, target and maximum performance goals were established with appropriate incentive payouts at each level. In February 2019, the Compensation Committee and the Board approved adjustments to the pay-for-performance metrics.

●

Continued annual review of NEO compensation against best practices and market data. In 2019, NEO equity incentive targets were increased to achieve market competitiveness and reflect sustained strong business performance.

●

Extensively reviewed external executive compensation trends to ensure that the Company’s executive compensation practices align with market best practices. The peer group data and other market data from nationwide salary surveys are used to provide a relevant basis for determining executive pay levels.

For additional information on compensation related matters, see the Compensation Discussion & Analysis (the “CD&A”) section of this Proxy Statement, beginning on Page 31.

Proxy Summary - 3

2018 Executive Total Compensation Mix

Under our executive compensation program, a significant portion (75% and 61%, respectively) of the CEOs’ and other NEOs’ annual total compensation opportunity is variable, based on our operating performance and/or our stock price.

SOURCES OF TARGET TOTAL COMPENSATION: SHORT-TERM vs. LONG-TERM INCENTIVE

(Numbers have been rounded)

Response to Advisory Vote

Approximately 97% of the votes cast at the 2018 annual meeting of stockholders on the non-binding advisory vote on our NEO compensation were voted in support of our executive compensation program. Consistent with its strong commitment to engagement, communication, and transparency, the Compensation Committee continues to regularly review our executive compensation program to ensure alignment between the interests of our senior executives and our stockholders.

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Corporate Governance Highlights

ICF has a longstanding commitment to effective governance of its business and affairs for the benefit of stockholders. The Board’s Governance and Nominating Committee (the “Governance and Nominating Committee”) periodically reviews our Corporate Governance Guidelines to maintain effective and appropriate standards of corporate governance.

Board Leadership Structure

Our Board leadership structure currently consists of a Chairman of the Board (the “Chairman”), who also serves as our CEO, a Lead Independent Director, and independent committee chairs. The Board believes that ICF is currently best served in combining the CEO and Chairman positions, complemented by a strong and effective Lead Independent Director.

Lead Independent Director

Ms. Eileen O’Shea Auen was re-elected to serve as ICF’s Lead Independent Director as of May 31, 2018. Both the Board and management believe that strong, independent Board leadership is a critical aspect of effective corporate governance.

Lead Independent Director responsibilities include, but are not limited to:

●	Chairing any meeting of the independent directors in executive session;

●	Facilitating communications between other members of the Board and the Chairman and CEO; however, each director is free to communicate directly with the Chairman and CEO;

●	Working with the Chairman and CEO in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board;

●	Consulting with the Chairman and CEO on matters relating to corporate governance and Board performance;

●

Leading the deliberation and action by the Board or a Board committee regarding any offer, proposal or other solicitation or opportunity involving a possible acquisition or other change of control of the Company, including by merger, consolidation, asset or stock sale or exchange, or recapitalization;

●	In conjunction with the Chair of the Governance and Nominating Committee, overseeing and participating in the annual board evaluation and succession planning process;

●	Participating in the Compensation Committee’s annual performance evaluation of, and succession planning for, the Chairman and CEO; and

●	Meeting with any director whom the Lead Independent Director deems is not adequately performing his or her duties as a member of the Board or any committee.

Board Committees

The three (3) standing committees established by the Board meet on a regular basis and operate under written charters approved by the Board. Each committee performs an annual self-evaluation to determine whether the committee is functioning effectively and fulfilling its duties as prescribed by its charter. All members of the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee and the Governance and Nominating Committee are independent and each committee has the ability to hire and terminate its own outside advisors.

Board Risk Oversight

Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our Company. Our Board provides guidance to management regarding our strategy, including in connection with our results of operations and related trends and factors contributing to or affecting our results, long-term strategy, financial reporting, and risks associated with these aspects of the Company’s business. The involvement of the Board in setting our business strategy is an important part of determining the types and appropriate levels of risk undertaken by the Company. Management conducts regular enterprise risk assessments that include feedback from the Board, to ascertain and define the most significant risks facing the Company. After assessments are complete, management reports regularly to the Board and Board committees on the status and completion of actions associated with the most significant risks.

We have also established a Code of Business Ethics and Conduct (the “Code of Ethics”) that establishes standards of conduct and expectations for our employees and the overall manner in which we conduct business. The Code of Ethics, along with our other policies and business standards, and our overall risk and compliance programs are components of mitigating the risks associated with the operation of our business.

Continuing Education

ICF’s Corporate Governance Guidelines encourage all directors to receive continuing education in areas that will assist them in discharging their duties.

Proxy Summary - 5

Stock Ownership and Holding Period Requirements

The Board believes that designated executives of the Company should have a financial stake in ICF so that their interests are aligned with those of the stockholders, which will cause them to more effectively represent ICF’s stockholders. The 2018 Executive Stock Ownership Policy requires executives to own ICF common stock in a value equal to, or in excess of the multiple of their annual base salary as shown below:

●	CEO:	5x
●	Other NEOs:	2x
●	Other designated executives:	1x

For designated executives (including NEOs) as of January 1, 2015, ownership levels are to be achieved within five (5) years of that date. For executives appointed after such date, such levels, if not achieved by their fifth anniversary of becoming such an executive, are to be achieved no later than December 31 of that year.

The Board also believes that its members should share stockholders’ focus on the Company’s long-term value. As such, the Board adopted a Board member stock ownership policy establishing, as a guideline (but not an absolute requirement), that non-employee directors of the Company be expected to own shares of Company common stock valued at five (5) times such director’s annual cash meeting retainer, which may include shares of unvested restricted stock (i.e., directors are strongly encouraged to hold common stock valued at $300,000). Such ownership level is to be achieved over a period of four (4) years after becoming a member of the Board.

As of April 2, 2019, each of our NEOs and non-employee directors either met the above stock ownership guidelines or is expected to meet the applicable ownership guidelines within the specified time period assuming that, for the NEOs, their PSAs are paid at target.

Anti-Hedging and Anti-Pledging

Pursuant to the Company’s Policy on Insider Information and Securities Trading (“Policy on Insider Information”) the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The Policy on Insider Information specifically prohibits directors, officers and other employees from engaging in short sales of the Company’s securities and transactions in puts, calls or other derivative securities (sometimes referred to as “hedging”). Each of the NEOs and directors complied with the Policy on Insider Information during fiscal year 2018.

Individual stock grant agreements prohibit the pledging or assignment of stock grants.

Good Governance Practices

✔	As of the end of 2018, the Board was 86% independent, 29% female, 29% minority and included a female Lead Independent Director.
✔	The Board reflects a range of talents, ages, skills, diversity, and expertise.
✔	Each director attended over 75% of applicable Board/committee meetings in 2018.
✔	The Board has three (3) independent standing committees, each operating under a written charter, chaired by an independent director, and composed entirely of independent directors: Audit, Compensation, and Governance and Nominating.
✔	The Board has adopted comprehensive Corporate Governance Guidelines to guide its oversight and leadership.
✔	The Board conducts an annual evaluation of the CEO.
✔	ICF has stock ownership guidelines for directors and executive officers. We have policies restricting hedging and short sales of ICF International equity securities by directors and executive officers. Individual stock grant agreements prohibit the pledging or assignment of stock grants.
✔	The Board reviews management talent and succession planning annually.
✔	No stockholder rights plan or "poison pill" has been adopted.
✔	The Compensation Committee, in conjunction with an independent compensation consultant, routinely reviews our pay-for-performance executive compensation program.
✔	Neither the Board nor management has engaged in related party transactions.
✔	The CEO's and Chief Operating Officer's severance agreements have a "double trigger" in connection with any compensation, equity or benefits paid in the event of a change of control.
✔	The Board has a strong Lead Independent Director with clearly articulated responsibilities.
✔	All directors are independent, except the Chairman and CEO.
✔	The Company has a majority voting standard in uncontested director elections.
✔	The Board and committees conduct an annual self-evaluation process.

Proxy Summary - 6

Board Evaluation

The Directors participate in an annual evaluation of the full Board and each committee on which they serve in order to assess the performance and effectiveness of the Board and its committees. The responses and comments are presented to and discussed with the Board and each committee of the Board. The Lead Independent Director and the Chair of the Governance and Nominating Committee periodically supplement the annual evaluation process with individual meetings and peer evaluations with each Director. These supplemental discussions are intended to enhance the existing Board evaluation process and foster even greater discussion regarding the adequacy and effectiveness of the Board and such committees.

Compensation Recoupment Policy

The Company’s recoupment policy is set forth in the 2018 Incentive Plan. Under this policy, if any of the Company’s financial statements are required to be restated due to errors, omissions, or fraud, the Compensation Committee may direct that the Company recover all or a portion of any award (cash or equity) granted or paid to a participant with respect to such fiscal year which is negatively affected. If so directed, the amount to be recovered from the participant shall be the amount by which the award exceeded the amount that would have been payable to the participant had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the Compensation Committee shall determine. In no event shall the amount to be recovered by the Company be less than the amount required to be repaid or recovered as a matter of law (including but not limited to amounts that are required to be recovered or forfeited under Section 304 of the Sarbanes-Oxley Act of 2002).

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Stockholder Actions

Election of Two Directors to Serve for a Term Expiring at our Annual Meeting in 2022 (Proposal 1)

You will find important information in the proxy statement about the qualifications and experience of each of the director nominees whom you are being asked to elect. The Governance and Nominating Committee performs an annual assessment to evaluate whether ICF’s directors have the skills and experience to effectively oversee the Company. All of our directors have proven leadership ability, sound judgment, integrity and a commitment to the success of our Company.

Director Nominees

Name	Director Since	Age	Independent	Principal Occupation	Other Public Boards	ICF International Board Committees
Dr. Srikant M. Datar	2006	65	Yes	Arthur Lowes Dickinson Professor at The Graduate School of Business Administration, Harvard University	Novartis AG; T-Mobile US, Inc.; Stryker Corporation	Audit (Chair); Governance & Nominating

Mr. Peter M. Schulte	1999	61	Yes	Managing Partner and Founder, CM Equity Partners	None	Audit; Compensation

Advisory Say on Pay Vote Regarding ICF International’s Overall Pay-For-Performance Named Executive Officer Compensation Program (Proposal 2)

Stockholders are being asked to cast a non-binding, advisory say on pay (“Say on Pay”) vote on our NEO compensation program. Last year, approximately 97% of the votes cast by our stockholders regarding the Say on Pay proposal were in support of our NEO compensation program. In evaluating this year’s Say on Pay proposal, we recommend that you carefully review the CD&A section of the proxy statement, which explains how and why the Compensation Committee arrived at its executive compensation actions and decisions for 2018.

Ratification of the Selection of Grant Thornton as Our Independent Registered Public Accounting Firm (Proposal 3)

The Audit Committee has appointed, and the Board has approved the appointment of, Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm (“independent auditor”) for 2019. While we are not required to have stockholders ratify the selection of Grant Thornton as the Company’s independent auditor, we are doing so because we believe it is good corporate governance practice. If stockholders do not ratify the selection, the Audit Committee will reconsider the appointment, but may nevertheless retain Grant Thornton as the Company’s independent auditor. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

Submission of Stockholder Proposals or Nominations for 2020 Annual Meeting of Stockholders

Stockholder proposals submitted for inclusion in our 2020 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by us by December 21, 2019. Notice of stockholder proposals to nominate a person for election as a Director or to introduce an item of business at the 2020 annual meeting of stockholders outside Rule 14a-8 must be received by us no earlier than January 31, 2020 and no later than March 1, 2020.

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VOTING AND MEETING INFORMATION

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of ICF International, Inc. (“ICF International,” “ICF,” the “Company,” “we,” “our,” or “us”) to be used at the annual meeting of stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held at our principal executive offices, 9300 Lee Highway, Fairfax, Virginia 22031, on May 30, 2019, at 8:00 a.m., local time. This Proxy Statement and enclosed proxy form are being made available over the Internet or delivered by mail, on or about April 19, 2019, to stockholders of record.

VOTING AND MEETING INFORMATION

What is the purpose of the annual meeting?

At our annual meeting, you will be asked to:

		More Information	Board Recommendation	Votes Required for Approval
PROPOSAL 1	Elect two (2) directors to serve for a term expiring at our annual meeting in 2022	Page 5	FOR each Director Nominee	Majority of the votes cast with respect to each director in the election of directors.
PROPOSAL 2	Provide an advisory say on pay vote regarding ICF International’s overall pay-for-performance named executive officer compensation program (the “Say on Pay” vote)	Page 14	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.
PROPOSAL 3	Ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm	Page 15	FOR	Majority of the votes entitled to be cast for this advisory vote. Note that this is an advisory vote and, while not bound by it, the Board will seriously consider the outcome.

 Transact any other business that properly comes before the meeting or any adjournment or postponement.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares FOR: (i) the nominees for election to the Board; and (ii) Proposals 2 and 3.

Who is entitled to vote?

Holders of record of our common stock as of the close of business on April 2, 2019, are entitled to vote at the Annual Meeting. At that time, we had 18,861,729 outstanding shares of common stock. We have no other outstanding classes of stock that are entitled to vote at the annual meeting. Voting stockholders are entitled to one (1) vote per share.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

We are pleased to utilize the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of such materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and to request a paper copy of the proxy materials by mail.

VOTING AND MEETING INFORMATION

To reduce the expenses of delivering duplicate notices to stockholders, we are relying upon SEC rules that permit us to deliver only one (1) notice about the Internet availability of the proxy materials to multiple stockholders who share an address, unless we receive contrary instructions from any stockholder at that address. Upon request, whether oral or written, we will deliver a separate copy of the notice about the Internet availability of the proxy materials to any stockholder at a shared address who requests his or her own copy or if multiple copies are sent to one address and the stockholders who share the address would only like to receive a single copy. Requests should be made to ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary, phone number (703) 934-3000.

How can I access the proxy materials over the Internet?

Your notice about the Internet availability of the proxy materials, proxy form, or voting instruction form will contain instructions on how to view our proxy materials for the Annual Meeting on the Internet. Our proxy materials are also publicly available, free of charge, at www.proxyvote.com. Our proxy materials will be available at this website through the conclusion of the Annual Meeting.

Your notice of Internet availability of proxy materials, proxy form, or voting instruction form will contain instructions on how you may request access to proxy materials electronically on an ongoing basis. Choosing to access your proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials.

How may I obtain a paper copy of the Company’s proxy materials, 2018 Annual Report, and/or other financial information?

Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions regarding how to obtain a paper copy of the proxy materials on their notice. Stockholders also may request a free copy of our Proxy Statement and/or our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 27, 2019 (the “2018 Form 10-K”), by writing to: ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary. Alternatively, stockholders can access our 2018 Form 10-K on our Investor Relations website at: http://investor.icf.com. We will also furnish any exhibit to the 2018 Form 10-K, if specifically requested.

How do I vote?

You may vote in person at the Annual Meeting, on the Internet, by telephone, or through a proxy or voting instruction form. Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received a paper copy of a proxy form or a voting instruction form by mail may either:

(i)	submit their proxy over the Internet using their computer or by telephone by following the instructions on the proxy form or voting instruction form; or

(ii)	submit their proxy by mail by signing and dating the proxy form or voting instruction form received and returning it in the prepaid envelope.

What if I hold shares indirectly?

If you hold shares in a stock brokerage account, or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote. If you do not direct your broker how to vote, your broker is permitted to vote your shares on the ratification of the selection of the independent registered public accounting firm, even if you do not furnish voting instructions. However, your broker will not be able to vote on other matters.

If your shares are held in street name, your broker or other nominee may have procedures that will permit you to vote by telephone or electronically through the Internet.

Can I change my vote?

You have the right to revoke your proxy at any time before votes are counted at the Annual Meeting by:

●	notifying us at our corporate offices by writing to ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary;

●

entering a new vote by using the Internet or the telephone, or by mailing a new proxy form or new voting instruction form bearing a later date, which will automatically revoke your earlier voting instructions; or

●	voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

Attending the Annual Meeting

Attendance at the Annual Meeting is limited to stockholders who, as of the record date, are:

●	stockholders of record;

●	beneficial holders of ICF International common stock held by a broker, bank, or other nominee; or

VOTING AND MEETING INFORMATION

●	authorized representatives of entities who are record or beneficial holders.

In order to be admitted to the Annual Meeting, a stockholder must present a valid photo identification or other satisfactory proof of identification, and the following materials:

●	stockholders of record must present the top portion of their proxy card, which will serve as an admission ticket;

●

beneficial holders will need proof of stock ownership. A recent brokerage statement or letter from a bank or broker is an example of proof of stock ownership. If you want to vote your shares of ICF common stock held in street name in person at the Annual Meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares; and

●

in addition to any evidence required above for record or beneficial holders, authorized representatives must present a letter from the entity certifying as to their status as an authorized representative.

Cameras, recording devices and other electronic devices, and the use of cellular phones or tablets will not be permitted at the Annual Meeting. Representatives will be at the entrance to the Annual Meeting and these representatives will have the authority, on the Company’s behalf, to determine whether the admission policies and procedures are being followed and whether you will be granted admission to the Annual Meeting.

What are the requirements and procedures for a quorum, abstentions, and broker non-votes?

Your shares are counted as present at the Annual Meeting if you attend the meeting, if you properly return a proxy by mail, you vote by telephone or electronically, or if you hold your shares in street name and your broker, bank or other nominee votes your shares on Proposal 3. In order for us to vote on matters at the Annual Meeting, a majority of our outstanding shares of common stock as of April 2, 2019 and entitled to vote must be present in person or by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions will be counted for purposes of establishing a quorum at the meeting and will be counted as voting (but not for or against) on the affected proposal. Broker non-votes will be counted for purposes of establishing a quorum but will not be counted as voting. A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and/or has not received voting instructions from the beneficial owner. If a quorum is not present, the Annual Meeting will be adjourned or postponed until a quorum is present.

How many votes are needed to approve each item?

For the election of two (2) directors, each for a term of three (3) years:

●	You may vote in favor of the nominees or withhold votes as to the nominees.

●	There is no cumulative voting for the election of directors.

●

For uncontested director elections, directors must be elected by a majority of the votes cast with respect to each director in the election of directors, which means that nominee(s) receiving more “for” votes than “withheld from” or “against” votes cast will be elected.

●	Abstentions will have no effect on the outcome of the election.

●

Election of directors is a non-routine proposal, which means that brokers or other nominees do not have discretion to vote any uninstructed shares. Broker non-votes represent votes not entitled to be cast on this matter and thus will have no effect on the result of the vote.

The Say on Pay vote is only an advisory vote to the Board regarding the compensation of the Company’s named executive officers (“NEOs”).

●	You may vote in favor of or against the Company’s compensation system, or you may abstain from voting.

●

Since this an advisory vote only, there are no minimum stockholder approval requirements. However, in order for the resolution to pass, a majority of the votes entitled to be cast for this advisory vote must be received. While this is an advisory vote and it is not bound by it, the Board will seriously consider the outcome.

●	Abstentions will have the same effect as voting against this proposal.

●

The approval of this proposal is a non-routine proposal which means that brokers or other nominees do not have discretion to vote any uninstructed shares. Broker non-votes represent votes not entitled to be cast on this matter and thus will have no effect on the result of the vote.

In voting on the ratification of the selection of Grant Thornton as the independent registered public accounting firm:

●	You may vote in favor of the proposal, against the proposal, or abstain from voting.

●

The ratification of the selection of Grant Thornton as the independent registered public accounting firm is an advisory vote only that is performed as a means of good corporate governance, and as such, there are no minimum stockholder approval requirements. However, in order for ratification to occur, a majority of the votes entitled to be cast for this advisory vote must be received. While this is an advisory vote and it is not bound by it, the Board will seriously consider the outcome.

●	Abstentions will have the same effect as voting against the proposal.

●

Broker non-votes will have no effect on the voting, although no broker non-votes are expected to exist in connection with this vote as ratification of the independent registered public accounting firm is considered a routine matter under applicable rules.

In order to minimize the number of broker non-votes, the Company encourages you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice of Internet Availability of Proxy Materials or voting instruction form and by the organization that holds your shares.

VOTING AND MEETING INFORMATION

How will voting on any other business be conducted?

We currently do not know of any business to be considered at the Annual Meeting other than the three (3) proposals described in this Proxy Statement. If any other business is properly presented at the Annual Meeting, your proxy gives authority to the named proxies to vote your shares on such matters, including any adjournment or postponement of the meeting, in their discretion.

Who will count the vote?

Representatives of American Election Services, LLC will tabulate the votes and act as inspectors of election.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of election and published within four (4) business days following the conclusion of the Annual Meeting via a Form 8-K current event filing.

VOTING AND MEETING INFORMATION

PROPOSAL 1

ELECTION OF DIRECTORS

Our authorized number of directors is presently fixed at seven (7), divided into three (3) classes, as noted below:

CLASS I	CLASS II	CLASS III
Dr. Srikant M. Datar	Mr. Sudhakar Kesavan	Ms. Eileen O’Shea Auen
Mr. Peter M. Schulte	Mr. Michael J. Van Handel	Ms. Cheryl W. Grisé
Mr. Randall Mehl

Our directors are elected to serve three-year terms, so that the term of office of one (1) class of directors expires at each annual meeting.

The Board has nominated the following individuals, each of whom is currently a Class I director, for election as directors for a term expiring at our annual meeting in 2022 or until their respective successors have been elected and qualified.

Dr. Srikant M. Datar
Mr. Peter M. Schulte

If any of these nominees becomes unavailable for election, the accompanying proxy may be voted for a substitute, or in favor of holding a vacancy to be filled by the directors. We have no reason to believe that any nominee will be unavailable. The uncontested director nominees will be elected by a majority of the votes cast at the Annual Meeting with respect to each director. For the Company’s purposes, “a majority of the votes cast” with respect to each director means that the number of votes for the director exceed the number of votes against or withheld from the director. You may vote for each nominee named.

Each of the nominees and each continuing director is a seasoned business leader who contributes an array of experience, qualifications, attributes, and skills to the Board. The following pages regarding each nominee and each continuing director provide background information and a summary of some of each person’s key qualifications to serve as a director. Please also see the chart summarizing how each nominee and each continuing director reflects Board selection criteria adopted by our Governance and Nominating Committee of the Board (the “Governance and Nominating Committee”). The age indicated for each individual is as of December 31, 2018.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE DIRECTOR NOMINEES

VOTING AND MEETING INFORMATION

Nominees for Election as Directors for a Term Expiring in 2022—Class I Directors

DR. SRIKANT M. DATAR Independent Director Age 65

Director Since: 2006

Committees: Audit (Chair) and Governance and Nominating

Other Current Public Directorships: Novartis AG; T-Mobile US, Inc.; and

Stryker Corporation

Current Occupation: Arthur Lowes Dickinson Professor at the Graduate

School of Business Administration at Harvard University

Career and Education Highlights:

●	Arthur Lowes Dickinson Professor at the Graduate School of Business Administration, Harvard University (1996 to present).

●	Faculty Chair, Harvard Innovation Labs (2015 to present).

●	Senior Associate Dean University Affairs (2016 to present)

●	Chartered accountant.

●	Professor, Stanford University (1989 to 1996).

●	Professor, Carnegie Mellon University (1983 to 1989).

●

Director, Novartis AG, a holding company organized under Swiss law and publicly traded on the SWX Swiss Stock Exchange and the NYSE (NYSE: NVS), in the form of American Depositary Shares (2003 to present).

○	Audit and Compliance Committee Member (2005 to present), Chair (2009 to 2016)

○	Compensation Committee Member (2008 to present)

○	Risk Committee (2011 to present), Chair (2016 to present)

●	Director, Stryker Corporation, a medical technologies firm (NYSE: SYK) (2009 to present).

○	Compensation Committee Member (2016 to present)

○	Nomination and Governance Committee Member (2016 to present)

●	Director, T-Mobile US, Inc. a U.S. based wireless network operator (NYSE: TMUS) (2013 to present).

○	Audit Committee, Chair (2013 to present)

●	Former Board member, HCL Technologies Limited, a public company under Indian law with shares publicly traded on the Mumbai Stock Exchange (2012 to 2014).

●	Former Director, KPIT Technologies (2007 to 2012).

●	Published papers in several leading academic journals and is the co-author of “Rethinking the MBA: Business Education at a Crossroads.”

●	Consulted with, and conducted field-based research with, many corporations and has presented his research to managers and executives in North and South America, Europe, Asia, Australia and Africa.

●	Received gold medals upon his graduation from the Indian Institute of Management, Ahmedabad, and the Institute of Cost and Works Accountants of India.

●	Masters in Statistics and Economics, Stanford University.

●	Ph.D. in Business, Stanford University.

SELECTED DIRECTOR QUALIFICATIONS:

Service on boards of other international businesses, including as director of a leading global pharmaceutical company, director of a leading global medical technology company and director of a leading U.S. telecommunications company
Substantial teaching and practical experience in strategy, design thinking and innovation, data analytics, implementation, accounting and related issues, as a tenured professor of a leading U.S. university
Both academic and broad-based experience in strategy, finance, management, and accounting
Experienced ICF Board member whose tenure provides a thorough understanding of ICF’s business and corporate governance and its values and culture
Qualifies as an “audit committee financial expert” within the meaning of the SEC regulations

VOTING AND MEETING INFORMATION

PETER M. SCHULTE Independent Director Age 61	Director Since: 1999 Committees: Audit and Compensation Other Current Public Directorships: None Current Occupation: Managing Partner and Founder, CM Equity Partners

Career and Education Highlights:

●

Managing Partner and Founder, CM Equity Partners, a private equity firm which invests in established middle market companies and manages private equity funds and investments through its management company, CM Equity Management, L.P. (1995 to present).

●

Former President, Secretary and Chief Financial Officer, Federal Services Acquisition Corporation, a public special purpose acquisition company, and predecessor of ATS Corporation (“ATS”), a former publicly traded information technology services firm serving U.S. federal, state, and local government agencies (2005 to 2007). ATS was subsequently acquired by Salient Federal Solutions, Inc., a Delaware corporation, effective March 30, 2012:

○	Board member, ATS (2005 to 2012).

●

Director of several private companies, including: The Level Playing Field Corporation; Systems Planning and Analysis, Inc.; Preferred Systems Solutions, Inc.; Citizant, Inc.; Xebec Global Corporation, Bogart Associates, Inc., and Parabilis, LLC.

●	A.B. in Government, Harvard College.

●	Masters in Public and Private Management, Yale School of Management.

SELECTED DIRECTOR QUALIFICATIONS:

Managing partner of the private equity firm that joined with management to purchase the Company in 1999
Service as the lead person responsible for the acquisition and oversight of various companies in both the public and private sector, including serving in the position of Chairman
Substantial experience in leading and financing acquisitions in, and experience on Boards and Audit/Compensation Committees of other companies within, the government services sector
Service on an Informational Roundtable Group for the Department of Defense
Experienced ICF Board member whose tenure provides a thorough understanding of ICF’s business and corporate governance and its values and culture

VOTING AND MEETING INFORMATION

Directors Whose Term Expires in 2020—Class II Directors

SUDHAKAR KESAVAN Management Age 64	Director since: 1999 Committees: None Other Current Public Directorships: ABM Industries, Inc. Current Occupation: Chairman and Chief Executive Officer, ICF International

Career and Education Highlights:

●	ICF International:

○	Chairman and Chief Executive Officer of ICF International and its wholly owned subsidiary, ICF Consulting Group, Inc. (“ICF Consulting”) (1999 to present).

○

President of ICF Consulting when it was a subsidiary of ICF Kaiser (“Kaiser”) (1997 to 1999). In 1999, ICF Consulting was divested from Kaiser and became a wholly owned subsidiary of the Company through a joint effort of the management of ICF Consulting and CM Equity Partners.

●	Director, ABM Industries, Inc., a facility management provider (NYSE: ABM) (2012 to present). Appointed non-Executive Chairman of the Board in March 2017.

●	Director Emeritus, Rainforest Alliance, a New York-based non-profit environmental organization (2011 to present).

●	Member, Board of Trustees of the Inova Health System, a not-for-profit healthcare system in Northern Virginia (2014 to present).

●	Member, Board of Trustees of the Shakespeare Theater Company, Washington, D.C. (2015 to present).

●	Chair of the Northern Virginia Technology Council (2013 to 2015).

●	Bachelor’s in Technology (chemical engineering) from the Indian Institute of Technology, Kanpur.

●	Postgraduate diploma in Management from the Indian Institute of Management, Ahmedabad.

●	M.S. Technology and Policy Program at the Massachusetts Institute of Technology.

SELECTED DIRECTOR QUALIFICATIONS:

●	Chief Executive Officer since the Company was purchased in 1999 and who has overseen the Company’s very substantial growth while maintaining a stable, professional workforce
●	Experience leading both organic growth and acquisition activities
●	Service as Chairman of the Board of another public company
●	Experienced ICF Board member and executive whose tenure provides a thorough understanding of ICF’s business and corporate governance and its values and culture

VOTING AND MEETING INFORMATION

MICHAEL J. VAN HANDEL Independent Director Age 59	Director Since: 2017 Committees: Audit Other Current Public Directorships: ManpowerGroup Inc. Current Occupation: Retired

Career and Education Highlights:

●	Director, BMO Financial Corporation, a U.S. bank and financial holding company, and wholly-owned subsidiary of Bank of Montreal, with over $100 billion in assets (2006 to present):

○	Audit Committee member (2006 to present), Chair (2012 to present)

○	Nominating & Governance Committee Member (2012 to present), Chair (2017)

○	Risk Oversight Committee Member (2006 to 2017)

●	Director, ManpowerGroup Inc. (NYSE: MAN), a leading global workforce solutions company (2017 to present):

○	Senior Executive Vice President (2016 to 2017).

○	Executive Vice President, Chief Financial Officer (1998 to 2016).

○	Vice President, Chief Accounting Officer and Treasurer (1992 to 1998).

○	Director of Internal Audit (1989 to 1992).

●	Director, Milwaukee Youth Symphony Orchestra (2007 to present).

●	Leadership Council Member for Marquette University College of Business Administration (2007 to 2017).

●	Former Director of Milwaukee Public Museum (2004 to 2007).

●

Former Director of Cellular Dynamics International, leading developer and manufacturer of human cells used in drug discovery, toxicity testing, stem cell banking and cell therapy development (2010 to 2015).

●	Audit Manager, Arthur Andersen & Co. (1982 to 1989).

●	B.S. in Accounting, Marquette University.

●	M.B.A. in Banking and Finance, University of Wisconsin - Madison.

SELECTED DIRECTOR QUALIFICATIONS:

Experience as a director of other publicly traded companies
Experience as a senior executive of a publicly traded company
Extensive experience in financial management and risk oversight at global financial services and other public companies
Expertise in mergers and acquisitions, treasury, financial planning and analysis, and SEC reporting
Qualifies as an “audit committee financial expert” within the meaning of the SEC regulations

VOTING AND MEETING INFORMATION

Directors Whose Term Expires in 2021—Class III Directors

EILEEN O’SHEA AUEN Lead Independent Director Age 56	Director Since: 2008 Committees: Governance and Nominating (Chair) and Compensation Other Current Public Directorships: AngioDynamics, Inc. Current Occupation: CEO, Deep Run Consulting, LLC

Career and Education Highlights:

●	Chief Executive Officer, Deep Run Consulting, LLC, a healthcare consulting firm (2016 to present).

●	Former Executive Chairman of Helios (the resulting company in the merger of PMSI, Inc. and Progressive Medical, Inc.) (2013 to 2016).

●	Director of AngioDynamics, Inc., a medical device manufacturer (NASDAQ: ANGO) (2016 to present).

○	Compensation Committee Member (2016 to present), Chair (2018 to present)

●	Chairman and Chief Executive Officer of PMSI, Inc. (2008 to 2013).

●	Head of Healthcare Management, Aetna (2007 to 2008).

●	Chief Executive Officer, APS Healthcare, Inc. (2005 to 2007).

●	Managing Partner, Chapterhouse, LLC (2004 to 2005).

●	President, Health Net of the Northeast (2003 to 2004).

●	President, Southeast Region, Cigna Healthcare (2000 to 2003).

●	B.A., in Economics and Finance, Towson University.

●	M.B.A., University of Virginia.

SELECTED DIRECTOR QUALIFICATIONS:

Experience as director of another publicly traded company
Prior experience as a chief executive officer, providing significant management experience in the areas of finance, accounting, business operations, management, risk oversight, executive decision making and corporate governance
Substantial expertise in healthcare
Meaningful experience in the services sector, including the sale and integration of a services business
Experienced ICF board member whose tenure provides a thorough understanding of ICF’s business and corporate governance and its values and culture

VOTING AND MEETING INFORMATION

CHERYL W. GRISÉ Independent Director Age 66	Director Since: 2012 Committees: Compensation (Chair) and Governance and Nominating Other Current Public Directorships: MetLife, Inc. and PulteGroup, Inc. Current Occupation: Retired

Career and Education Highlights:

●	Executive Vice President, Eversource Energy (f/k/a Northeast Utilities), a public utility holding company (2005 to 2007).

●

Various senior management positions at Northeast Utilities, after her employment in 1980, including President-Utility Group, General Counsel and Chief Executive Officer of all Northeast Utilities operating subsidiaries.

●	Director, MetLife, Inc. (NYSE: MET), a major multi-line insurance carrier (2004 to present). Lead Director (2010 to 2017).

○	Audit Committee Member (2007 to present)

○	Compensation Committee Member (2004 to present)

○	Executive Committee (2010 to present)

○	Governance and Corporate Responsibility Committee (2004 to present), Chair (2007 to present)

●	Director, PulteGroup, Inc. (f/k/a Pulte Homes, Inc.) (NYSE: PHM), a large commercial home builder (2008 to present).

○	Compensation and Management Development Committee (2008 to present)

○	Nominating and Governance Committee (2008 to present), Chair (2012 to present)

●	Former Director, Pall Corporation (NYSE: PLL), a manufacturer of fluid purification devices (2007 to 2015).

●	Former Director, Dana Holding Corporation (f/k/a Dana Corporation) (NYSE: DAN) (2002 to 2008).

●	Trustee Emeritus, University of Connecticut Foundation (2011 to present) and former Board Chair.

●	Former Member, Board of Trustees, Kingswood-Oxford School (2005 to 2015).

●	B.A. in Education, University of North Carolina.

●	J.D., Thomas Jefferson School of Law.

●	Executive Management Program, Yale University School of Organization and Management.

SELECTED DIRECTOR QUALIFICATIONS:

●	Director experience serving on boards of other public companies, including service as a Lead Director and serving as a member of the Audit Committee and chairing Governance Committees of those boards
●	Demonstrated business and financial acumen and experience
●	Governance experience as general counsel
●	Extensive management experience in the electric and natural gas utility industry
●	Experienced ICF Board member whose tenure provides a thorough understanding of ICF’s business and corporate governance and its values and culture

VOTING AND MEETING INFORMATION

RANDALL MEHL Independent Director Age 51	Director Since: 2017 Committees: Compensation Other Current Public Directorships: Kforce Inc. and Insperity, Inc. Current Occupation: President, Stewardship Capital Advisors, LLC

Career and Education Highlights:

●	President, Stewardship Capital Advisors, LLC, which manages an equity fund focused on making investments in the business and technology services sectors (2017 to present).

●	Partner & Managing Director, Baird Capital Partners (2005 to 2016):

○	Leader, Business and Technology Services Sector.

●	Managing Director, Robert W. Baird & Co. (1996 to 2005):

○	Senior Equity Research Analyst.

●	Director, Kforce Inc., a professional staffing provider (NASDAQ: KFRC) (2017 to present).

○	Audit Committee Member (2017 to present)

○	Corporate Governance Committee Member (2017 to present)

●	Director, Insperity, Inc., a professional employer organization (NYSE: NSP) (2017 to present).

○	Finance, Risk Management and Audit Committee Member (2017 to 2018)

○	Compensation Committee member (2018 to present)

●	Director, Stowell, Inc., a provider of in-home care management (2017 to present).

●	Former Director, Workforce Insight LLC, a provider of workforce optimization solutions (2014 to 2016).

●	Former Director, Myelin Communications, a marketing services business (2010 to 2016).

●	Former Director, MedData (now a subsidiary of MEDNAX), a provider of revenue cycle management solutions (2007 to 2014).

●	B.S. in Business Administration and Management, Bowling Green State University

●	M.B.A., University of Chicago Graduate School of Business

SELECTED DIRECTOR QUALIFICATIONS:

Experience as a director of other publicly traded companies
Extensive experience in financial management and risk oversight at global financial services and other public companies
Expertise in mergers and acquisitions, treasury, financial planning and analysis, and SEC reporting
Demonstrated business and financial acumen and experience

VOTING AND MEETING INFORMATION

The Governance and Nominating Committee maintains, and periodically updates, non-exclusive “Board membership criteria” to assist the committee in evaluating candidates for the Board. These criteria, and an indication of which of the criteria are particularly satisfied by each nominee and continuing director, are summarized below:

Guideline Criteria	Eileen O’Shea Auen	Srikant M. Datar	Cheryl W. Grisé	Sudhakar Kesavan	Randall Mehl	Peter M. Schulte	Michael J. Van Handel
Reputation for integrity, honesty and adherence to high ethical standards	X	X	X	X	X	X	X
Demonstrated business and financial acumen and experience	X	X	X	X	X	X	X
Willingness and ability to contribute positively to the collegial decision-making process of the Board	X	X	X	X	X	X	X
Prominence within professional discipline and/or industry relevant to the Company’s strategy	X	X	X	X	X	X	X
Current or past experience as a board member of another mid-cap or large public company	X	X	X	X	X	X	X
Commitment to attend and participate in Board and Board Committee meetings regularly	X	X	X	X	X	X	X
No conflict of interest that would impair ability to represent the interests of all Company stockholders and fulfill responsibilities of a director	X	X	X	X	X	X	X
Contribute to Board diversity (in terms of race, gender, national origin, etc.)	X	X	X	X
Strengths and experience that contribute to ability to serve effectively on one (1) or more Board Committees (audit, compensation, governance)	X	X	X	X	X	X	X
Significant experience in mergers and acquisitions and/or integration	X	X	X	X	X	X	X
Familiarity with capital markets, financing transaction strategy, and investor relations	X	X	X	X	X	X	X
Experience identifying, evaluating and managing corporate risk	X	X	X	X	X	X	X

VOTING AND MEETING INFORMATION

PROPOSAL 2

ADVISORY SAY ON PAY VOTE REGARDING ICF’S

OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM

In April of 2017, the Board approved a resolution providing that the Company would hold an annual stockholder advisory vote on executive compensation, as advised by the Company’s stockholders at the 2017 Annual Meeting. Pursuant to that resolution and as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this proposal, commonly known as a “Say on Pay” proposal gives you as a stockholder the opportunity to endorse or not endorse the Company’s NEOs compensation program through the following resolution:

“Resolved, that the stockholders approve ICF International’s overall pay-for-performance executive compensation program, as described in the Compensation Discussion and Analysis, the compensation tables and the related narratives and other materials in the Proxy Statement.”

Approval of the Say on Pay proposal requires the affirmative vote of a majority of the votes entitled to vote thereon present in person or by proxy at the Annual Meeting.

The Compensation Committee of the Board (the “Compensation Committee”) and the full Board believe that the Company’s executive compensation program, as described in the Compensation Discussion and Analysis (“CD&A”) and other sections noted in the resolution set forth above, reflects a pay-for-performance culture at the Company that is rooted in our values. The Compensation Committee and the Board believe that the executive compensation program is rational and effective in that it aligns the interests of the NEOs with both the short-term and long-term interests of stockholders, while reducing incentives for unnecessary and excessive risk taking.

In 2015, the Compensation Committee adopted a performance-based equity program (the “Performance Program”) that provides for the award of performance-based shares (“PSAs”) from time to time pursuant to the 2010 Omnibus Incentive Plan, as amended (the “2010 Incentive Plan”). On May 31, 2018, the stockholders approved the ICF International, Inc. 2018 Omnibus Incentive Plan (the “2018 Incentive Plan”) to replace the 2010 Incentive Plan. The Performance Program is designed to provide an incentive compensation opportunity that takes into account both the Company’s internal financial objectives and external market performance. The Compensation Committee continued to grant performance-based equity awards to the NEOs in 2016, 2017, 2018 and 2019.

In making a decision on the Say on Pay proposal the Board asks that stockholders consider the following:

○	ICF’s NEO compensation is competitive and in line with its market peers.

○	ICF’s executive compensation program is incentive-based and reflects a pay-for-performance culture.

○	ICF’s executive compensation program relies heavily on stock-based awards vesting over a period of time.

○	PSAs vest over three (3) years, contingent on achievement of certain performance thresholds.

○

Restricted stock units (“RSUs”) vest over a period of three (3) years with a vesting term of 25% vesting on each of the first anniversary and second anniversary, and 50% vesting on the third anniversary.

○	The Performance Program further emphasizes ICF’s commitment to a pay-for-performance culture that links compensation to positive results.

○	ICF offers only limited perquisites.

In addition, at the Company’s 2018 Annual Meeting, approximately 97% of the votes cast on the Say on Pay proposal were voted in favor of the Company’s compensation program. The Compensation Committee and the Board believe this affirms the stockholders’ strong support of the Company’s approach to named executive compensation.

In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board, but will not be binding. The Compensation Committee will seriously consider the outcome of this vote when determining future compensation arrangements for named executive officers.

It is expected that the next Say-on-Pay vote will occur at the 2020 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADVISORY VOTE REGARDING ICF INTERNATIONAL’S OVERALL PAY-FOR-PERFORMANCE NAMED EXECUTIVE OFFICER COMPENSATION PROGRAM.

VOTING AND MEETING INFORMATION

PROPOSAL 3

RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Audit Committee of the Board (the “Audit Committee”) has appointed Grant Thornton to serve as our independent registered public accounting firm (“independent auditor”) for fiscal year 2019 and requests that stockholders ratify such appointment. For a discussion of factors considered by the Audit Committee in connection with the appointment of Grant Thornton, see “Audit Committee Report – Auditor Selection.”

Grant Thornton audited our consolidated financial statements for 2018 and 2017. Representatives of Grant Thornton will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions by stockholders. Ratification of the appointment of Grant Thornton as our independent auditor requires a majority of the votes entitled to vote thereon present in person or by proxy at the Annual Meeting. If our stockholders do not ratify Grant Thornton as our independent auditor, the Audit Committee will reconsider its decision. Even if stockholders vote in favor of the appointment, the Audit Committee may, in its discretion, and without re-submitting the matter to the Company’s stockholders, direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019.

DESCRIPTION OF PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the fees for professional audit services provided by Grant Thornton for the audit of our annual financial statements for the fiscal years ended December 31, 2018 and 2017, and fees billed for other services provided by Grant Thornton during those periods:

Type of Fees	2018	2017
Audit fees	$1,714,144	$1,773,444
Audit-related fees	26,250	—
Tax fees	—	—
All other fees	1,894	4,908
Total fees	$1,742,288	$1,778,352

Audit Fees

These are fees for professional services rendered by Grant Thornton for the audits of our annual consolidated financial statements, the audit of internal controls over financial reporting, the review of consolidated financial statements included in our quarterly reports on Form 10-Q, and the audit of our compliance with OMB Circular A-133. The audit fees provided by Grant Thornton also include services that were provided in connection with certain non-U.S. statutory audits. The 2018 audit fees include services rendered in connection with our adoption of the Accounting Standard Codification 606 (ASC 606), Revenue from Contracts with Customers, on January 1, 2018 and the impact of the Tax Cuts and Jobs Act of 2017 (“TCJA”) on our 2018 tax provision totaling $77,101 and $88,287, respectively.

Audit-Related Fees

Audit-related fees comprise fees for professional services rendered by Grant Thornton include employee benefit plan audits, due diligence related to acquisitions and accounting consultations that are not reported in “Audit Fees.”

Tax Fees

These are fees for professional services rendered by Grant Thornton with respect to tax compliance, tax advice and tax planning. Additional professional services with respect to tax compliance, tax advice and tax planning were performed by other tax service providers. There were no services rendered by Grant Thornton in 2018 or 2017 that met the above category description.

All Other Fees

These are fees for professional services rendered by Grant Thornton for products and services other than the services reported in “Audit Fees”, “Audit-Related Fees” or “Tax Fees”. There were $1,894 and $4,908 in such services rendered by Grant Thornton in 2018 and 2017, respectively, which met the above category description and which included statutory filings and related fees for the Company’s international business.

VOTING AND MEETING INFORMATION

Pre-Approval of Audit and Non-Audit Services

The Audit Committee is authorized by its charter to pre-approve all audit and permitted non-audit services to be performed by our independent auditor. The Audit Committee reviews and approves the independent auditor’s retention to perform audit services, including the associated fees. The Audit Committee also evaluates other known potential engagements of the independent auditor, including the scope of the proposed work and the proposed fees, and approves or rejects each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor’s independence from management. At subsequent meetings, the Audit Committee will receive updates on the services actually provided by the independent auditor firm, and management may present additional services for approval. The Audit Committee has delegated to the Chair of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that a need arises for pre-approval between Audit Committee meetings. If the Chair so approves any such engagement, he will report that approval to the full Audit Committee at its next meeting.

Approval of Fees

Our Audit Committee has reviewed all of the fees described above. In connection with the Audit Committee’s review and approval of the amount of fees paid to the independent auditor for audit, audit-related and other services, the Audit Committee considers, among other factors:

●	The independent auditor’s qualifications and quality control procedures;

●	The quality of the independent auditor’s overall performance;

●	The complexity of the audit and related services in a particular year;

●	Publicly available information concerning audit fees paid by peer companies; and

●	The impact, if any, of the level of audit and non-audit fees on the auditor’s independence.

The Audit Committee believes that such fees are compatible with maintaining the independence of Grant Thornton.

AUDIT COMMITTEE REPORT

AUDIT COMMITTEE REPORT

The Company’s Audit Committee is appointed by the Board, and each of the members of the Audit Committee has been determined by the Board to be “independent” under the applicable NASDAQ standards. The Board has also determined that all of the members of the Audit Committee are “financially literate” under the NASDAQ rules. The Audit Committee’s Chairman, Dr. Srikant M. Datar and Committee member Mr. Michael Van Handel each qualify and are designated as “audit committee financial experts”, as defined by the SEC.

Audit Committee Duties

Under the Audit Committee’s Charter, the committee’s duties and responsibilities include, among others:

●	Oversight of the relationship with the independent auditor, including being directly responsible for the appointment and compensation of the Company’s independent auditor;

●	Assessing the qualifications, performance and independence of the Company’s independent auditor;

●	Reviewing the activities, qualifications and performance of the Company’s internal audit function;

●	Monitoring financial reporting and disclosure and related matters;

●	Reviewing and evaluating the Company’s overall risk profile, the procedures and policies adopted to identify and manage such risks and related disclosures;

●	Retaining independent external advisors as the Audit Committee determines necessary or appropriate;

●	Annually reviewing the adequacy of the Audit Committee’s charter and the Audit Committee’s own performance; and preparing this report to the Company’s stockholders.

The Audit Committee also periodically reviews the Company’s Code of Business Ethics and Conduct and receives reports from the Company’s Compliance Committee, which is charged with the implementation of the Code of Business Ethics and Conduct. In this connection, the Audit Committee oversees the Company’s procedures for the receipt, retention and treatment, on a confidential basis, of any complaints received by the Compliance Committee. The Company encourages employees and third-party individuals and organizations to report concerns about our accounting, internal accounting controls, auditing matters or other matters that may or appear to involve financial or any other wrongdoing.

Audit Committee Oversight Role

In performing its functions, the Audit Committee acts in an oversight capacity. In that role the Audit Committee relies on the work and assurances of: the Company’s management, which has the primary responsibility for financial statements and reports, internal controls and financial reporting processes; the internal audit function; and the independent auditor that, in its reports, expresses opinions on the conformity of the Company’s financial statements to United States generally accepted accounting principles (“US GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

Audit Committee Activities

During the year, the Audit Committee meets with management and representatives of the independent auditor and the internal audit function to review and discuss the Company’s quarterly financial statements before the Company’s results are released to the public. Members of the Committee also review the Company’s quarterly reports on Form 10-Q and the annual report on Form 10-K. In the course of these activities, the Audit Committee:

●	Reviews the scope of, overall plans for and status of the annual audit and internal audit program;

●	Consults with management, the internal audit function and the independent auditor on topics such as the Company’s processes for risk assessment and risk management and related disclosures;

●	Reviews and approves the Company’s policy for preapproval of audit and permitted non-audit services by the independent auditor;

●

Reviews with management, the internal audit function and the independent auditor the scope and effectiveness of the Company’s disclosure controls and procedures, including for purposes of evaluating the accuracy and fair presentation of the Company’s financial statements in connection with the certifications made by the Company’s Chief Executive Officer and Chief Financial Officer;

●	Receives advice on critical accounting policies and the impact of new accounting principles and guidance; and

●

Reviews significant legal and other developments in the Company’s processes for monitoring compliance with law and Company policies and oversees the activities of the Company’s Chief Ethics and Compliance Officer and management’s Compliance Committee.

The Audit Committee meets, not less than annually, with the independent auditor, in each case with and without members of management present, to discuss the results of the auditor’s examinations and evaluations of the Company’s internal controls and the overall quality and integrity of the Company’s financial reporting.

AUDIT COMMITTEE REPORT

Review of Fiscal 2018 Financial Statements

The Audit Committee reviewed and discussed with our management and with our independent auditor, Grant Thornton, the consolidated financial statements of ICF and its subsidiaries and related notes, the disclosures under the headings “Management’s Discussion and Analysis” and “Management’s Report on Internal Controls”, and other financial disclosures as set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018. In connection with this review, the Audit Committee:

●

Discussed with Grant Thornton those matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), issued by the Public Company Accounting Oversight Board (“PCAOB”), and Rule 2-07 (Communication with Audit Committees) of SEC Regulations S-X; and

●

Received from Grant Thornton the written communications required by Ethics and Independence Standard No. 3526 (Communication with Audit Committees Concerning Independence), issued by the PCAOB, as to Grant Thornton’s compliance with all rules, standards, and policies of the PCAOB and SEC governing auditor independence.

Based on the activities, reviews and discussions outlined above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2018 be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 as filed with the SEC.

Auditor Selection

As described under the heading, “Proposal 3: Ratification of the Selection of Independent Registered Public Accountant”, the Audit Committee also approved the selection of Grant Thornton as the Company’s independent auditor for the fiscal year ending December 31, 2019 as being in the best interest of the Company. Grant Thornton has served as the Company’s independent auditor since the Company went public in 2006.

In connection with the appointment of the independent auditor, the Audit Committee discusses and considers factors such as the following:

●	The independent auditor’s historical and recent performance on the audit, taking into account the views of management and the internal audit function;

●	External data relating to audit quality and performance, including recent PCAOB reports on the independent auditor and its peer firms;

●	The familiarity of the independent auditor, and the team assigned to the Company’s audit and related work, with the government services industry;

●	The independent auditor’s tenure as the Company’s independent auditor and its familiarity with the Company’s accounting policies and practices and internal control over financial reporting;

●	The independent auditor’s capacity, capability and expertise in handling the breadth and complexity of the Company’s global operations;

●	The independent auditor’s independence and objectivity and the quality and candor of communications within management and the Audit Committee; and

●	The appropriateness of the auditor’s fees for audit and non-audit services.

For a discussion of factors considered by the Audit Committee in reviewing the amount of fees paid to Grant Thornton for audit and other services, see “Proposal 3: Ratification of the Selection of the Independent Registered Public Accountant – Approval of Fees”.

The Audit Committee also reviews and considers the performance of the lead audit partner. Under applicable law, the lead audit partner must rotate after five (5) years, and the Company’s current lead audit partner has served in that capacity for four (4) years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy will involve meetings between the chair of the Audit Committee and the candidate for the role, as well as discussions and meetings with the Audit Committee and, of course, management.

Audit Committee

/s/ Dr. Srikant M. Datar
Dr. Srikant M. Datar, Audit Committee Chairperson

/s/ Peter M. Schulte
Peter M. Schulte

/s/ Michael Van Handel
Michael Van Handel

CORPORATE GOVERNANCE AND BOARD MATTERS

CORPORATE GOVERNANCE AND BOARD MATTERS

Board and Committee Meetings in 2018

The table below shows the number of Board and Committee meetings held in 2018. Our Board has eight (8) regularly scheduled meetings per year and special meetings are called as the need arises. These meetings are usually held at our headquarters in Fairfax, Virginia.

Number of Meetings Held
Board of Directors	8
Audit Committee	8
Compensation Committee	5
Governance and Nominating Committee	5

Directors are expected to attend Board meetings, our annual stockholders’ meeting, and the meetings of the committees on which they serve. During 2018, each director attended at least 75% of the total meetings of the Board and those committees on which he or she served. Each director attended our annual meeting of stockholders held in 2018.

Corporate Governance Guidelines

Our Board has established a set of Corporate Governance Guidelines that addresses such matters as, among other things, the roles of the Board and management (including the role of the Lead Independent Director), Board and director responsibilities, Board composition, selection of directors, operations of the Board (including meetings), and functions of the Board committees. The Board believes such guidelines, which are reviewed at least annually, are appropriate for the Company in its effort to maintain “best practices” as to corporate governance.

Director Independence

The Board has affirmatively determined that Ms. Eileen O’Shea Auen, Ms. Cheryl W. Grisé, Dr. Srikant M. Datar, and Messrs. Randall Mehl, Peter M. Schulte and Michael Van Handel, are independent directors in accordance with the requirements of NASDAQ and the rules of the SEC. We believe we comply with all applicable requirements of the SEC and NASDAQ relating to director independence and the composition of the committees of our Board. In addition, former director Mr. Sanjay Gupta met these independence standards during his service as a director in 2018.

Board Leadership Structure; Lead Independent Director

The Board’s leadership structure includes a Lead Independent Director and Mr. Kesavan serving as both Chairman of the Board (“Chairman”) and Chief Executive Officer (“CEO”). Based on the Company’s favorable experience with this Board leadership structure and the factors outlined below, the Board continues to believe that the current leadership structure serves the Company well and there is no need to alter that structure at the present time.

The Board believes that when there is a combined Chairman and CEO, it is in the best interests of the Company and its stockholders to designate a Lead Independent Director who is an independent director and, among other duties:

●	Chairs any meeting of the independent directors in executive session;

●	Facilitates communications between other members of the Board and the Chairman and CEO; however, each director is free to communicate directly with the Chairman and CEO;

●	Works with the Chairman and CEO in the preparation of the agenda for each Board meeting and in determining the need for special meetings of the Board;

●	Consults with the Chairman and CEO on matters relating to corporate governance and Board performance;

●

Leads the deliberation and action by the Board or a Board committee regarding any offer, proposal, or other solicitation or opportunity involving a possible acquisition or other change of control of the Company, including by merger, consolidation, asset or stock sale or exchange, or recapitalization;

●	In conjunction with the Chair of the Governance and Nominating Committee, oversees and participates in the annual board evaluation and succession planning process;

●	participates in the Compensation Committee’s annual performance evaluation of, and succession planning for, the Chairman and CEO; and

●	meets with any director whom the Lead Independent Director deems is not adequately performing his or her duties as a member of the Board or any committee.

The charter of the Governance and Nominating Committee calls for the annual review of the Lead Independent Director position. The Company believes that having a Lead Independent Director, particularly in presiding over executive sessions of independent directors, effectively encourages full engagement of all directors. Eileen O’Shea Auen was first appointed to serve as our Lead Independent Director as of June 5, 2015 and has been appointed each year since.

CORPORATE GOVERNANCE AND BOARD MATTERS

Each of our directors other than Mr. Kesavan is independent, and the Board believes that the independent directors provide effective oversight of management. The Board has complete access to the Company’s management team, and the Board and its committees regularly receive reports from management on the Company’s business affairs and the issues it faces.

The Board believes that its programs for overseeing risk, as described under “Risk Oversight” below, would be effective under a variety of leadership frameworks; therefore, this factor does not materially affect its choice of structure.

Risk Oversight

Our business is subject to various types of risk. Some of the Company’s most significant risks are outlined in our 2018 Form 10-K under Item 1A, “Risk Factors.” Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. Our Board meets regularly to discuss the strategic direction and the issues and opportunities facing our Company. Our Board provides guidance to management regarding our strategy, including in connection with our results of operations and related trends and factors contributing to or affecting our results, long-term strategy, financial reporting, and risks associated with these aspects of the Company’s business. The involvement of the Board in setting our business strategy is an important part of determining the types and appropriate levels of risk undertaken by the Company. Management conducts regular enterprise risk assessments to ascertain and define the most significant risks facing the Company, which incorporates feedback from the Board. After assessments are complete, management reports regularly to the Board on the status and completion of actions associated with the most significant risks.

The Board, as a whole, regularly reviews information and reports from members of senior management on areas of material risk, including risks related to the markets served by the Company and contract execution risks. The full Board also considers the risks associated with potential acquisitions. The Audit Committee reviews and evaluates the Company’s overall risk profile, and the procedures and policies implemented by management to identify and manage such risks. The Compensation Committee is responsible for overseeing the management of risks relating to our compensation plans and arrangements. The Governance and Nominating Committee manages risks associated with the independence of the Board and potential conflicts of interest.

Board Evaluation

Each year, the directors undertake an evaluation for the Board and each committee on which they serve, that elicits feedback on the performance and effectiveness of the Board and its committees. As part of this evaluation, the directors are asked to consider the role of the Board and its committees, relations with management, composition and meetings. The responses and comments are compiled by the Corporate Secretary and presented to the Governance and Nominating Committee for initial review. The responses and comments are then presented to each committee and the full Board. Where appropriate, the Governance and Nominating Committee may consider feedback received from the evaluation process as part of the Director nominations the Governance and Nominating Committee submits to the full Board (and, where applicable, recommendations for assignments of Board members to various committees). In addition, as part of the Board evaluation process, the Lead Independent Director and the Governance and Nominating Committee Chair periodically meet individually and hold peer evaluations with each Director. These supplemental discussions are intended to enhance the existing Board evaluation process and foster even greater discussion regarding the adequacy and effectiveness of the Board and such committees.

Board Committees

The Board has three (3) designated standing committees: Audit Committee, Compensation Committee and Governance and Nominating Committee. Each committee is composed entirely of independent directors, as defined by NASDAQ. Each committee has a charter, and a current copy of each committee charter can be found in the “Investor Relations – Corporate Governance” portion of our website (www.icf.com).

Name	Audit	Compensation	Corporate Governance & Nominating
Eileen O’Shea Auen (I)(L)		●	▲
Dr. Srikant M. Datar (I)	▲*		●
Cheryl W. Grisé (I)		▲	●
Sudhakar Kesavan
Randall Mehl (I)		●
Peter M. Schulte (I)	●	●
Michael J. Van Handel (I)	●*

▲ – Chair ● – Member * – Audit Committee Financial Expert (I) – Independent (L) – Lead Independent Director

Audit Committee

●	The Board has a designated standing Audit Committee, as defined in Section 3(a)(58)(A) of the Exchange Act.

●	The Audit Committee is expected to meet at least four (4) times per year.

●

Each member of the Audit Committee is “independent” as defined by Rule 10A-3 of the Exchange Act and, in accordance with the listing standards of NASDAQ, each Audit Committee member is financially literate.

●	Dr. Datar and Mr. Van Handel are each an “audit committee financial expert” as defined under SEC rules.

●	Dr. Datar and Mr. Van Handel also qualify as financial experts in accordance with the listing standards of NASDAQ applicable to Audit Committee members.

CORPORATE GOVERNANCE AND BOARD MATTERS

The report of the Audit Committee required by the rules of the SEC is included in this Proxy Statement under “Audit Committee Report.”

Audit Committee	Responsibilities:
	●	appoint the Company’s independent auditor;
Dr. Srikant M. Datar	●	review the financial reports and related financial information provided by the Company to governmental agencies and the general public;
Peter M. Schulte	●	monitor compliance with the Company’s Code of Business Ethics and Conduct (the “Code of Ethics”);
Michael J. Van Handel	●	review the Company’s system of internal and disclosure controls and the effectiveness of its control structure;
	●	review the Company’s accounting, internal and external auditing, and financial reporting processes;
	●	review other matters with respect to our accounting, auditing, and financial reporting practices and procedures as it may find appropriate or may be brought to its attention;
	●	approve the engagement of other firms engaging in audit services for the Company, such as in an acquisition capacity;
	●	approve all of the non-audit services provided by the independent auditor in accordance with the Audit Committee’s pre-approval procedures; and
Meetings held in 2018: 8	●	after each meeting, report to the full Board regarding its activities.

Compensation Committee

●	The Board has a designated standing Compensation Committee.

●	The Compensation Committee is expected to meet at least three (3) times per year.

●	Each member of the Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act and meets the requirements of NASDAQ Rule 5605(d)(2)(A).

●

See “Compensation Discussion and Analysis” for more information regarding the role of the Compensation Committee, management, and compensation consultants in determining and/or recommending the amount and form of executive compensation.

The report of the Compensation Committee required by the rules of the SEC is included in this Proxy Statement under “Compensation Committee Report.”

Compensation Committee	Responsibilities:
	●	assist the Board in its responsibilities related to management, organization, performance, and compensation;
Cheryl W. Grisé Eileen O’Shea Auen	●	consider and authorize the Company’s compensation philosophy;
Randall MehlRandall Mehl Peter M. Schulte	●	evaluate senior management’s performance and approve all material elements of executive officer compensation;
	●	review administration of the Company’s incentive compensation, retirement, and equity-based plans; and
Meetings held in 2018: 5	●	after each meeting, report to the full Board regarding its activities.

Governance and Nominating Committee

●	The Board has a designated standing Governance and Nominating Committee.

●	The Governance and Nominating Committee is expected to meet at least three (3) times per year.

Governance and Nominating	Responsibilities:
Committee	●	identify and recommend candidates to be nominated for election as directors at the Company’s Annual Meeting, consistent with criteria approved by the full Board;
Eileen O’Shea Auen	●	annually evaluate and report to the Board on its performance and effectiveness;
Dr. Srikant M. Datar Cheryl W. Grisé	●	annually review the composition of each Board committee and present recommendations for committee membership to the full Board as needed;
	●	research, evaluate, and make recommendations regarding director compensation;
	●	consider and advise the Board on matters relating to the affairs or governance of the Board;
	●	consider matters relating to senior management succession;
	●	review and approve all potential “related person transactions” as defined under SEC rules; and
Meetings held in 2018: 5	●	after each meeting, report to the full Board regarding its activities.

CORPORATE GOVERNANCE AND BOARD MATTERS

Compensation Committee Interlocks and Insider Participation

Ms. Auen, Ms. Grisé, and Messrs. Mehl and Schulte were the members of our Compensation Committee during the year ended December 31, 2018. None of them is or was an officer or employee of the Company. None of our executive officers served as a member of the Board or the Compensation Committee of any entity that has one (1) or more executive officers serving as a member of our Board or Compensation Committee.

Process for Selecting and Nominating Directors

As noted in the accompanying chart, we will consider candidates for director who are recommended by stockholders. Stockholder recommendations should be submitted in writing to: ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary. Such stockholder’s notice shall set forth, for each nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act and pursuant to the Company’s Bylaws (including such person’s written consent to being named as a nominee and to serving as a director if elected). Among other information, the notice shall also include, as to the stockholder giving notice: (i) the name and address of the stockholder; (ii) the class or series and number of shares of the Company which are, directly or indirectly, owned by such stockholder, as well as options, warrants, convertible securities, SARs, and similar instruments of the Company (“Derivative Instruments”) that are held by the stockholder; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right, directly or indirectly, to vote any shares of any security of the Company; (iv) any short interest in any security of the Company directly or indirectly owned by such stockholder; (v) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company; (vi) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vii) any performance-related fees (other than an asset-based fee) to which such stockholder is entitled based on any increase or decrease in the value of shares of the Company or Derivative Instruments.

Director Selection Criteria Established/Scheduled

Governance and Nominating Committee and Board of Directors establish the membership criteria

Director Selection Candidate Recommendations

From: Directors, Stockholders, professional search firms or other persons

Governance and Nominating Committee

- Evaluates candidates for the Board
- Reviews qualifications, background, and diversity of potential candidates
- Interviews potential candidates
- Recommends nominees to the Board

Board of Directors

- Interviews potential candidates
- Reviews and analyze candidates' independence
- Selects final nominations

Stockholders

- Vote on candidates at Annual Meeting

CORPORATE GOVERNANCE AND BOARD MATTERS

To be eligible to be a nominee for election or reelection as a director of the Company, a person must submit to the Corporate Secretary (in accordance with the time periods prescribed for delivery of notice under the Company’s Bylaws) at the above address a written response to a questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Corporate Secretary upon written request) and a written representation and agreement (in the form provided by the Corporate Secretary upon written request) that such person: (i) is not and will not become a party to (x) any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed therein; and (iii) would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company.

Executive Stock Ownership Policy

The Company strives to ensure alignment with stockholder interests by means of ensuring that Company executives have an equity stake in the Company that is consistent with the long-term performance of the Company. In 2018, the Compensation Committee adopted a revised Executive Stock Ownership Policy (the “2018 Executive Stock Ownership Policy”) that became effective on January 1, 2019, which increased the level of stock ownership the CEO is required to hold.

The 2018 Executive Stock Ownership Policy requires executives to own ICF common stock in a value equal to, or in excess of, the multiple of their annual base salary as shown below:

●	CEO:	5x
●	Other NEOs:	2x
●	Other designated executives:	1x

The following types of equity count toward satisfying the stock ownership requirement: (i) any shares held outright as a result of vested RSUs or PSAs, (ii) shares acquired through the exercise of stock options or purchased through the Company’s employee stock purchase plan (“Employee Stock Purchase Plan”) qualified pursuant to Section 423 of the Internal Revenue Code (“Code”) or through the open market, (iii) unvested RSUs, and (iv) vested in-the-money stock options. In addition, designated executives are required to hold all shares acquired from vested RSUs, vested PSAs and stock option exercises, net of shares withheld for taxes, until they meet the 2018 Executive Stock Ownership Policy requirements.

For designated executives (including NEOs) as of January 1, 2015, ownership levels are to be achieved within five (5) years of that date, and for executives appointed after such date, such levels, if not achieved by their fifth anniversary of becoming such an executive, are to be achieved no later than December 31 of that year. As of April 2, 2019, each of our NEOs either met these stock ownership guidelines or is expected to meet the applicable ownership guidelines within the specified time period.

Board Stock Ownership Guidelines

The Board believes that its members should be incentivized to focus on the Company’s long-term stockholder value. As such, the Board adopted a Board member stock ownership policy establishing, as a guideline (but not an absolute requirement), that non-employee members of the Board are expected to own shares of Company common stock valued at five (5) times such director’s annual cash meeting retainer, which may include shares of unvested restricted stock (i.e., directors are strongly encouraged to hold common stock valued at $300,000). Such ownership level is to be achieved over a period of four (4) years after becoming a member of the Board. As of April 2, 2019, each of our non-employee directors either met these stock ownership guidelines or is expected to meet the ownership guidelines within the specified time period.

Director Continuing Education

The Board believes that director continuing education is important for maintaining a current and effective Board, and has adopted a Director Continuing Education Policy. The Company’s policy encourages directors to participate in continuing education and accredited director education programs, with the intent of becoming and remaining well informed about the Company, its industry and business, its relative performance to its competitors and regulatory issues and economic trends affecting the Company.

Prohibitions on Derivatives Trading, Hedging and Pledging

Pursuant to the Company’s Policy on Insider Information and Securities Trading (“Policy on Insider Information”) the Company considers it improper and inappropriate for any employee, officer or director of the Company to engage in short-term or speculative transactions in the Company’s securities. The policy specifically prohibits directors, officers and other employees from engaging in short sales of the Company’s securities and transactions in puts, calls or other derivative securities (sometimes referred to as “hedging”). In addition, stock grant agreements prohibit the pledging or assignment of awards. Each of the NEOs and directors complied with this policy during fiscal year 2018.

Stockholder Communications with the Board

You may contact the Board by sending a letter marked “Confidential” and addressed to the Board, ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary. In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board, and posts communications to the full Board, specific committees or individual directors, as appropriate. Communications that are intended specifically for the Lead Independent Director, the independent directors or non-management directors should be marked as such.

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Compensation Table for 2018

The following table provides the compensation earned by individuals who served as non-employee directors of the Company during 2018.

Name(1)	Fees Earned Paid in Cash ($)(2)		Stock Awards ($)(4)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)(5)
Eileen O’Shea Auen	$166,000	(3)	$59,978	(4)	-	-	-	-	$225,978
Dr. Srikant M. Datar	160,000	(3)	59,978	(4)	-	-	-	-	219,978
Cheryl W. Grisé	146,000	(3)	59,978	(4)	-	-	-	-	205,978
Sanjay Gupta(6)	114,000	(3)	29,989	(4)	-	-	-	-	143,989
Peter M. Schulte	140,000	(3)	59,978	(4)	-	-	-	-	199,978
Michael Van Handel	132,000	(3)	59,978	(4)	-	-	-	-	191,978
Randall Mehl	128,000	(3)	59,978	(4)	-	-	-	-	187,978

(1)

Sudhakar Kesavan is not included in this table because during 2018 he was an employee of the Company and therefore received no compensation for his director service. The compensation received by Mr. Kesavan as an employee of the Company is shown in the 2018 Summary Compensation Table.

(2)

Represents the meeting retainers and annual payments earned in 2018. Pursuant to our Annual Equity Election program in place up to July 2018, each director received an annual payment of $120,000 paid in arrears in quarterly installments, which the Director could elect to receive in cash, unregistered stock, or a combination thereof. Directors could also elect to receive their meeting retainer fees in the form of cash, unregistered stock or a combination thereof. Each director elected to receive all or a portion of his or her payment under the Annual Equity Election program in the form of unregistered stock, with the grant date fair value for such unregistered stock computed in accordance with FASB ASC Topic 718. As of July 1, 2018, director compensation was modified as per footnote 4 below.

(3)

Includes quarterly retainer payments and/or annual payment made in the form of unregistered stock in lieu of cash at the election of the director, representing the grant date fair value for such unregistered stock computed in accordance with FASB ASC Topic 718. The total value of stock issued for the Annual Equity Election program and the retainer fees was $342,084.

(4)

As of July 1, 2018, the annual payment component of director compensation was modified, such that directors receive a director equity award in the annual amount of $120,000, issued on the first business day of July following the annual meeting for continuing Directors and Directors appointed at the annual meeting, with such grant vesting in equal quarterly increments on September 1, December 1, March 1 and June 1, representing the grant date fair value for such stock computed in accordance with FASB ASC Topic 718. All other payments, including meeting retainers, are paid in cash.

(5)	Total Compensation for each director may differ from the sum of the individual components due to changes in roles and/or committee assignments during 2018.

(6)	Mr. Gupta served on the Board until September 30, 2018, so his compensation reflects only a partial year.

Director Compensation

The following discussion outlines the compensation that was earned by our non-employee directors during 2018, as well as our anticipated director compensation structure for 2019. The compensation of our Board is evaluated from time to time by our Governance and Nominating Committee.

Directors who are employed by us do not receive additional compensation for their service on the Board. All directors are entitled to reimbursement of expenses for attending each meeting of the Board and each committee meeting.

For the first half of 2018, each director had the option to choose to receive a $120,000 annual payment in the form of cash, unregistered stock or a combination of the two, issued on a pro rata basis quarterly. Shares issued during the first half of 2018, pursuant to this annual payment were issued from treasury stock.

In addition to the $120,000 annual payment for 2018, the annual cash meeting retainer was $60,000, covering the six (6) regular Board meetings during the year, one (1) annual meeting, and a reasonable number of special Board meetings. The chair of the Audit Committee received a cash retainer of $32,000 (including the additional member fee) and each other Audit Committee member received a cash retainer of $12,000. The chair of the Compensation Committee received a cash retainer of $18,000 (including the additional member fee) and each other Compensation Committee member received a cash retainer of $8,000. The chair of the Governance and Nominating Committee received a cash retainer of $18,000 (including the additional member fee) and each other Governance and Nominating Committee member received a cash retainer of $8,000. Retainer for the Lead Independent Director is an annual cash fee of $20,000.

Our non-employee directors receive compensation quarterly, based upon the aggregate annual payment that they each are entitled to receive based on each director’s committee Chair and/or membership roles. For the first half of 2018, Board members could also elect to receive their quarterly cash compensation in the form of common stock at the fair value of our common stock on the first business day of the quarter.

CORPORATE GOVERNANCE AND BOARD MATTERS

On July 1, 2018, a new director compensation plan went into effect and includes:

●	Directors receive an annual equity award in the form of RSUs, based upon an award amount of $120,000, which vests quarterly over a one-year period.

●	All other Director compensation is paid in cash, on the first business day of each fiscal quarter.

●

Cash fees are pro-rated based upon the date of a Director’s departure from the Board for the upcoming quarter, provided that a Director who serves until the annual meeting of stockholders shall receive the full amount of cash fees for such fiscal quarter.

●	Cash fees for new Directors are pro-rated based upon the date of the Director’s appointment to the Board.

●	The average of the aggregate of all fees (including equity) paid to directors during any year is limited to $400,000.

Code of Ethics

The Company has a Code of Ethics that is designed to promote the highest standards of ethical conduct by the Company’s directors, executive officers and employees. The Code of Ethics requires that the Company’s directors, executive officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics. The Code of Ethics is updated from time to time to reflect changes in laws, best practices and the Company’s business.

The Code of Ethics and all Board committee charters are posted in the “Investors – Corporate Governance” portion of our website (www.icf.com). A copy of any of these documents is available in print (free of charge) to any stockholder who requests a copy by writing to: ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary. The Company will disclose on its website at www.icf.com, to the extent and in the manner permitted by Item 5.05 of Form 8-K, the nature of any amendment to the Code of Ethics (other than technical, administrative, or other non-substantive amendments) and our approval of any material departure from a provision of the Code of Ethics that has been made known to any of our executive officers.

Environmental, Social and Governance – Corporate Commitment to Corporate Social Responsibility

ICF is committed to good corporate citizenship. Our corporate responsibility is to:

●	Invest in our employees	●	Give back to our communities and society
●	Serve our clients with integrity	●	Create long-term value for our stockholders
●	Minimize our impact on the planet

Below are some highlights of our 2018 corporate citizenship performance. Please read our most recent corporate responsibility report posted on the “Company – Corporate Responsibility” portion of our website (www.icf.com).

* Confirmed by 2 external audits

CORPORATE GOVERNANCE AND BOARD MATTERS

Certain Relationships and Transactions with Related Persons

Our Code of Ethics, which applies to all directors, executive officers and employees, emphasizes the importance of avoiding situations or transactions in which personal interests interfere with the best interests of us and/or our stockholders. In addition, the Board has a policy and process for reviewing and evaluating interested director transactions designed to alert the Board, and in particular the Governance and Nominating Committee, of material transactions involving the Company and directors and their affiliates so that the Board may be aware of and consider such transactions in advance, on a case-by-case basis. As to matters coming before the Board in which individual directors may have a personal interest, the Board has adopted procedures to ensure that all directors voting on such a matter disclose any personal interest, abstain from voting on the matter, and discuss the transaction with counsel if necessary. The Board has delegated the task of discussing, reviewing, and approving transactions between the Company and any of our executive officers or Board members to the Governance and Nominating Committee.

There have not been any transactions during the last fiscal year to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or holders of more than five percent (5%) of our capital stock had or will have a direct or indirect material interest other than equity and other compensation, termination, change-in-control and other arrangements, which are described in the section captioned “Executive Compensation—Potential Payments upon Termination or Change of Control.”

Other Transactions Considered for Independence Purposes

For each director and nominee for director who is identified as independent, the SEC rules require the description of transactions, relationships or arrangements that are not required to be disclosed as related person transactions, but that were considered by the Board in determining that the director is independent. There were no transactions that the Company believes are related person transactions. There were, however, transactions with independent directors that did not rise to the level of a related person transaction, but that were considered for independence purposes. These included contracts with two companies in each case involving a single ICF director who also served as independent director for such company. The contracts involved small amounts of monetary compensation. Further, the director’s sole connection was by virtue of service as an independent director with each respective company and having no control over decisions made with respect to the awarded contracts. The Board affirmatively determined that each such transaction did not impair the applicable director’s independence.

EXECUTIVE OFFICERS OF THE COMPANY

The following table includes information with respect to the individuals who served as our executive officers as of April 2, 2019.

The age indicated for each individual is as of December 31, 2018. The biographical information for Mr. Kesavan is found under “Nominees for Election as Directors for a Term Expiring in 2020—Class II Directors.”

Name	Age	Title
Sudhakar Kesavan	64	Chairman and Chief Executive Officer
John Wasson	57	President and Chief Operating Officer
James C. Morgan	53	Executive Vice President and Chief Financial Officer
Ellen Glover	64	Executive Vice President – Health, Environment, Analytics, Resilience & Social Policy Group
Sergio Ostria	56	Executive Vice President – Energy, Aviation & Infrastructure Group
Richard Taylor	53	Senior Vice President and Principal Accounting Officer – Controller

EXECUTIVE OFFICERS OF THE COMPANY

John Wasson serves as President and Chief Operating Officer (“COO”) of ICF International and has been with the Company since 1987. Mr. Wasson has served the Company in various capacities over the last thirty-one (31) years, joining the Company as an associate in 1987, becoming an officer of the Company in 1994, COO in 2003, and adding the title of President in 2010. He is responsible for the day-to-day management of the Company’s client facing operating groups and corporate business development. He plays a key leadership role in setting ICF’s strategic direction, managing P&L, overseeing high level business development and recruiting, managing the Company’s culture, and ensuring the successful integration of acquisitions into the Company. Mr. Wasson previously worked as a staff scientist at the Conservation Law Foundation of New England and as a researcher at the Massachusetts Institute of Technology Center for Technology, Policy and Industrial Development. Mr. Wasson holds a Master of Science degree in Technology and Policy from the Massachusetts Institute of Technology and a Bachelor of Science in Chemical Engineering from the University of California, Davis.

James C. Morgan serves as the Company’s Executive Vice President and Chief Financial Officer (“CFO”). He joined the Company in 2012. From 2011 until his employment by the Company, Mr. Morgan served as a member of the Board and as the Executive Vice President and Chief Financial Officer of Serco, Inc., a division of Serco Group PLC. From 1993 until 2011, Mr. Morgan held a number of positions at Science Applications International Corporation (“SAIC”); in particular, Senior Vice President and Senior Financial Officer, Strategic and Operational Finance from 2005 until 2011 and Senior Vice President, Business Transformation Officer from 2008 until 2011. Previously, Mr. Morgan was an Experienced Senior Consultant in the Special Services and Contracting Group at Arthur Andersen & Company. Mr. Morgan received his Bachelor of Science in Accounting from North Carolina State University and his Masters in Business Administration from George Washington University. Mr. Morgan has been a Certified Public Accountant; his license is currently inactive.

Ellen Glover joined the Company in 2005 and currently serves as Executive Vice President of the Health, Environment, Analytics, Resiliency and Social Policy (“HEARS”) Group. Ms. Glover announced in March that she will be retiring from full time employment with the Company on May 3, 2019. Prior to joining the Company, Ms. Glover served as the Vice President and General Manager of Dynamics Research Corporation, a former publicly traded professional and technical services contractor to government agencies. Dynamics Research Corporation had previously acquired Impact Innovations Group, a provider of information technology services to federal and commercial markets, where Ms. Glover served as President from 2002 to 2004. From 1983 to 2002, Ms. Glover was an officer of Advanced Technology Systems, a provider of information technology services to the U.S. Department of Defense and civilian agencies, including serving as President and Chief Operating Officer from 1994 to 2002. Ms. Glover has served on the Professional Services Council Board since 2010, was the Chair of that board for two terms from 2014-2016, and continues to serve on the Executive Committee of that board. Ms. Glover was the Chair of the American Technology Council/Industry Advisory Council from 2005 to 2006, and Executive Vice Chair from 2004 to 2005. Ms. Glover was awarded the 2007 Janice K. Mendenhall Spirit of Leadership Award, as well as the 2001 Federal Computer Week Federal 100 Eagle Award. Ms. Glover is a fellow in the National Academy of Public Administration and was the 2017 University of Pittsburgh Graduate School Alumni of the Year. Ms. Glover holds a Master of Science in Urban Planning and a Bachelor of Arts in History and Political Science from the University of Pittsburgh.

Sergio Ostria serves as an Executive Vice President and leads the Company’s Energy, Aviation and Infrastructure (“EAI”) Group, which houses over 1,400 professionals specializing in energy markets consulting, energy efficiency program design and implementation, environmental planning and assessment of infrastructure investments, and aviation industry consulting. He joined ICF International in 1999 and brings nearly 30 years of experience developing and leading multidisciplinary teams servicing government and commercial clients in North America, Latin America, Europe, and Asia. Prior to leading the Company’s energy, environment and aviation businesses, Mr. Ostria led the Company’s following businesses: from 2011 to 2015, the Energy, Environment & Transportation Group; from 2008 to 2011, the Energy, Climate and Transportation group; from 2006 to 2008, the Company’s Environment, Transportation and Regulation group, and from 1999 to 2006, the Company’s Transportation practice. Prior to joining the Company, from 1997 to 1999, Mr. Ostria served as a Principal with Hagler Bailly, Inc., an energy, environmental, and transportation consultancy; and from 1996 to 1997 he served as a Vice President with Apogee Research, Inc., a transportation and environmental consultancy that was acquired by Hagler Bailly in 1997. Prior to these positions, Mr. Ostria was a Senior Associate with DRI/McGraw-Hill, a Senior Analyst with Jack Faucett Associates, Inc., and an Analyst with Energy and Environmental Analysis. Throughout his consulting career, Mr. Ostria has specialized in the design, implementation, and evaluation of integrated, systems-oriented approaches to solving challenges that transcend the energy, environment, and transportation fields. Mr. Ostria has a Master of Arts in Economics from The George Washington University and a Bachelor of Arts in Economics from University of Maryland.

Richard Taylor joined ICF in January 2017 as Senior Vice President and Controller. On February 23, 2017, he was appointed as the Company’s Principal Accounting Officer (“PAO”), effective March 1, 2017. Prior to joining the Company, Mr. Taylor served in several senior level accounting positions at SAIC, including as Vice President and Assistant Corporate Controller from 2013 to 2016, and as Vice President and Business Unit Controller of the Enterprise and Mission Support Business Unit, a unit of SAIC, from 2005 to 2013. Mr. Taylor is a Certified Public Accountant, a Certified Management Accountant and a Certified Internal Auditor. Mr. Taylor has over twenty (20) years of business and leadership experience in accounting, including experience in financial and business transformation, controls and change management, financial planning and analysis, management reporting, and technical accounting, as well as preparing formal and periodic reports required by the SEC for publicly-listed registrants.

CEO PAY RATIO

CEO PAY RATIO

Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO, Sudhakar Kesavan, to the median of the annual total compensation of our other employees.

We identified our median employee based on the total taxable earnings paid during the twelve month period ended December 31, 2017. For the fiscal year ended on December 31, 2018, no material changes were made to the Company’s employee population or compensation arrangements, including employee pay levels or demographics that we reasonably believe would impact pay ratio disclosure for 2018. There were also no material changes in pay for the employee who we identified last year as the median employee. As such, we believe the person previously identified as the median employee continues to be a good representative for the CEO Pay Ratio calculation.

After identifying the median employee, we determined the median employee's total compensation for 2018, including any perquisites and other benefits, in the same manner that we determine the total compensation of our named executive officers for purposes of the Summary Compensation Table disclosed in the CD&A section of this Proxy Statement. The median employee’s annual 2018 total compensation was $74,545. The annual total compensation of our CEO, as reported in the Summary Compensation Table in this proxy statement, was $3,639,810. We did not annualize any compensation. Based on this information for 2018, we reasonably estimate that the ratio of our CEO's annual total compensation to the annual total compensation of our median employee was 49:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

The SEC’s pay ratio disclosure rules provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median employee and the pay ratio. Our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures. In addition, the percentage of employees outside of the United States may vary substantially from company to company. Factors such as these may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our sector.

Median of the Annual Total Compensation of All Employees (except CEO)	Annual Total Compensation of CEO	Ratio of CEO Pay to Median Employee Pay
(A)	(B)	(C) = (B)/(A)
$74,545	$3,639,810	49

(A)

Median employee’s compensation plus Company’s 401(k) contribution is used for the calculation. Note: due to an even number of employees, we identified the two employees whose earnings comprise the middle pair of numbers, and then selected the employee with the lower total earnings.

(B)	Data “Total” Column from the Summary Compensation Table disclosed for 2018 from the 2019 Proxy.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 2, 2019, by:

–	each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of our common stock;

–	each of our directors and nominees for director;

–	each person who was a NEO; and

–	all of our directors and executive officers as a group.

The percentages shown in the following table are based on 18,861,729 shares of common stock outstanding as of April 2, 2019. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options, RSUs and PSAs held by that person that were exercisable as of April 2, 2019, or within 60 days of that date. The shares issuable under those options, RSUs and PSAs are treated as if they were outstanding for computing the percentage ownership of the person holding those options, RSUs or PSAs, but are not treated as if they were outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

The following table sets forth the number of shares of our common stock beneficially owned by the indicated parties. Unless otherwise indicated, the address of each person is: c/o ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031.

	Shares beneficially owned
Name and Address of Beneficial Owner	Number	Percentage

Directors, Nominee & Executive Officers
Sudhakar Kesavan(1)	328,843	1.73%
John Wasson(2)	82,079	*
James C. Morgan	43,860	*
Ellen Glover	36,671	*
Sergio Ostria	12,392	*
Eileen O’Shea Auen	36,523	*
Dr. Srikant M. Datar(3)	37,319	*
Cheryl W. Grisé	20,167	*
Randall Mehl	2,468	*
Peter M. Schulte(4)	233,278	1.24%
Michael J. Van Handel	5,248	*
Directors, Director Nominees and Executive Officers as a group (12 persons)	840,068	4,42%

Beneficial Owners Holding More Than 5%
Dimensional Fund Advisors LP (5) Building One, 6300 Bee Cave Road Austin, TX 78746	1,540,422	8.17%
BlackRock, Inc. and subsidiaries as a group (6) 55 East 52nd Street New York, NY 10055	1,338,485	7.1%
FMR LLC(7) 245 Summer Street Boston, MA 02210	1,263,615	6.70%
Wellington Management Company LLP (8) 280 Congress Street Boston, MA 02210	956,212	5.07%
The Vanguard Group (9) 100 Vanguard Blvd. Malvern, PA 19355	947,057	5.02%

____________________

*	Represents beneficial ownership of less than 1%.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

(1)	The total number of shares listed as beneficially owned by Sudhakar Kesavan includes options to purchase 129,001 shares of common stock.

(2)	The total number of shares listed as beneficially owned by John Wasson includes options to purchase 14,468 shares of common stock.

(3)

The total number of shares listed as beneficially owned by Dr. Srikant M. Datar includes 33,428 shares of common stock held in an estate planning limited liability company of which Dr. Datar is a co-manager.

(4)

The total number of shares listed as beneficially owned by Peter M. Schulte includes 1,248 shares of common stock that are held indirectly as a result of gifts to or purchases by immediate family members in his household.

(5)

Based upon information contained in the Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional Funds”) with the SEC on February 8, 2019, Dimensional Funds beneficially owned 1,540,422 shares of common stock as of December 31, 2018, with sole voting power over 1,480,539 shares, shared voting power over no shares, sole dispositive power over 1,540,422 shares and shared dispositive power over no shares.

(6)

Based upon information contained in the Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 4, 2019, BlackRock beneficially owned 1,338,485 shares of common stock as of December 31, 2018, with sole voting power over 1,281,237 shares, shared voting power over no shares, sole dispositive power over 1,338,485 shares and shared dispositive power over no shares.

(7)

Based upon information contained in the Schedule 13G/A filed by FMR LLC (“FMR”) with the SEC on February 13, 2019, FMR beneficially owned 1,263,615 shares of common stock as of December 31, 2018, with sole voting power over 573,549 shares, shared voting power over no shares, sole dispositive power over 1,263,615 shares and shared dispositive power over no shares.

(8)

Based upon information contained in the Schedule 13G/A filed by Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP (collectively “Wellington”) with the SEC on February 12, 2019, in its capacity as an investment adviser, Wellington may be deemed to beneficially own 956,212 shares of common stock as of December 31, 2018, with sole voting power over 0 shares, shared voting power over 803,683 shares, sole dispositive power over 0 shares and shared dispositive power over 956,212 shares.

(9)

Based upon information contained in the Schedule 13G filed by The Vanguard Group (“Vanguard”) with the SEC on February 11, 2019, Vanguard beneficially owned 947,057 shares of common stock as of December 31, 2018, with sole voting power over 19,886 shares, shared voting power over 4,200 shares, sole dispositive power over 924,571 shares and shared dispositive power over 22,486 shares.

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we describe the material components of the Company’s executive compensation program for our NEOs, whose compensation is set forth in the 2018 Summary Compensation Table and other compensation tables contained in this Proxy Statement.

NEOs
●	Sudhakar Kesavan, Chairman and CEO
●	John Wasson, President and COO
●	James C. Morgan, Executive Vice President and CFO
●	Ellen Glover, Executive Vice President
●	Sergio Ostria, Executive Vice President

We also provide an overview of our executive compensation philosophy and executive compensation program. In addition, we explain how and why the Compensation Committee (for purposes of this CD&A, the “Committee”) arrived at the specific compensation decisions regarding our NEOs for fiscal year 2018.

The Committee has responsibility for establishing, implementing, and monitoring adherence to the Company’s compensation philosophy. The Committee strives to ensure that the total compensation paid to the Company’s executives is fair, reasonable, and competitive. Generally, the types of compensation and benefits provided to the Company’s NEOs are similar to those provided to other members of the Company’s executive leadership team.

EXECUTIVE COMPENSATION

Fiscal 2018 – Financial Highlights

Fiscal 2018 was a record year for ICF. In 2018, the value of contracts awards won during the year reached a record $1.8 billion at year end, 40% above the prior year, resulting in an annual book-to-bill ratio of 1.4. We ended the year with a strong total backlog of $2.4 billion, as well as a robust pipeline of $5.8 billion, representing a year-over-year increase of 22 percent and 38 percent, respectively, which provide positive momentum heading into 2019. Financial highlights for 2018 included the following:

●	Total revenues increased 8.9% to $1.34 billion.

●	Operating income increased 12.0% to $92.3 million.

●	Net income was $61.4 million in 2018, compared to $62.9 million in 2017 to, driven by a one-time tax benefit in 2017 of $16.2 million from the effect of the TCJA.

●	Diluted earnings per shares (“EPS”) was $3.18 for 2018. This compared to $2.43 per diluted share in 2017, prior to inclusion of the one-time tax benefit of $0.84 per share associated with the TCJA.

Compensation Highlights

The Committee took the following actions in fiscal year 2018 and at the beginning of fiscal year 2019 to maintain and improve the pay-for-performance nature of our executive compensation program:

●	Implemented the 2018 Incentive Plan, which included features designed to increase corporate governance and shareholder protection.

●

Supported the continuation of an annual, non-binding, advisory vote of the Company’s stockholders regarding the Company’s overall pay-for-performance executive compensation programs which, in 2018, garnered the support of 97% of the votes cast in favor of the program. ICF’s advisory vote regarding overall pay-for-performance at the 2019 annual meeting of stockholders will be the ninth consecutive annual vote by stockholders on this matter.

●

Continued utilizing PSAs as a key component of ICF’s long-term incentive program. PSAs are performance contingent awards where executives may earn shares depending on the Company’s actual performance against pre-established performance measures. The performance periods of the PSAs are long-term, and therefore, align executives’ interests with the interests of long-term stockholders.

●

Approved the 2018 Executive Stock Ownership Policy that became effective on January 1, 2019, which increased the ownership requirement for the CEO from 4x to 5x base salary. As of April 2, 2019, each of our NEOs either met the stock ownership guidelines or is expected to meet the stock ownership guidelines within the specified time period.

●

Continued the performance focus in the Company’s annual bonus program (the “Annual Incentive Program”) rigorously linking pay to performance. Annual threshold, target and maximum performance goals were established with appropriate incentive payouts at each level. In February 2019, the Committee and the Board approved adjustments to the pay-for-performance metrics.

●

Continued annual review of NEO compensation against best practices and market data. In 2019, NEO equity incentive targets were increased to achieve market competitiveness and reflect sustained strong business performance.

●

Extensively reviewed external executive compensation trends to ensure that the Company’s executive compensation practices align with market best practices. The peer group and other market data from nationwide salary services are used to provide a relevant basis for determining executive pay levels.

EXECUTIVE COMPENSATION

Stockholder-Aligned Executive Compensation Practices

The Company implements and maintains leading practices in its executive compensation programs as outlined below:

What We Do

✔	Our pay-for-performance executive compensation program is presented for a non-binding advisory vote during the annual meeting of stockholders.

✔	Target compensation is analyzed and compared against regressed peer data and market-based benchmarks. Actual compensation may increase or decrease depending on performance.

✔

Our selection of peer companies is balanced so that the Company’s revenue is close to the median of the peer group. The peer group is reviewed annually to ensure appropriate companies are included and others removed if involved in mergers and acquisitions activities.

✔	The Committee has engaged an independent compensation consultant.

✔	We require one (1) year minimum vesting for our equity awards, except for grants totaling no more than a maximum of five percent (5%) of the shares available for grant.

✔	Our annual equity award grants provide for vesting over three (3) years for RSUs and PSAs.

✔	All NEOs and other designated executive officers are subject to stock ownership requirements which further align their interests with stockholders.

✔	In accordance with their severance agreements, the CEO and COO have a “double-trigger” in connection with any benefits paid under those agreements in the event of a change of control.

✔

Our 2018 Incentive Plan includes “double trigger” accelerated vesting for equity awards in the event of a change of control of the Company plus termination within twenty-four (24) months following the change of control for our NEOs.

✔	We do not issue dividend payments on unvested equity awards.

✔	Our clawback policy covers cash and equity awards and applies to all employees.

✔	We have limited perquisites.

✔	We review tally sheets for each executive annually to ensure there is sufficient retention capability built into the pay package, and that the NEOs have similar interests as stockholders.

What We Don’t Do

Our executive officers and directors are prohibited from hedging Company shares.

Individual equity grant agreements prohibit the pledging or assignment of stock grants.

Our 2018 Incentive Plan prohibits the repricing of equity awards or cash-buyout of underwater stock options and PSAs.

Our 2018 Incentive Plan will not allow the recycling of shares used to exercise options or sold to pay withholding taxes.

We do not provide tax gross-ups.

Compensation Philosophy and Objectives

The fundamental objectives of the Company’s compensation philosophy remain:

Reward performance and contribution to our business. Our compensation programs are designed to reward extraordinary performance with higher compensation. Likewise, where individual performance falls short of expectations and/or

Company performance lags behind budgeted plan performance, the programs deliver lower or no payouts.

Pay-for-performance and retention must be balanced. Although performance is a key element of the Company’s compensation philosophy, in order to attract and retain a highly skilled work force we must remain competitive with the pay of our peer companies with which we compete for talent. We assess competitiveness using a peer group methodology that factors in ICF’s relative size compared to the size of our peer group companies through regression analysis. In addition, we review market benchmarks for pay across several large global compensation surveys, regressed for our company size.

Compensation should be aligned with stockholder interests. Key employees should receive a substantial proportion of their compensation as equity in order to align their individual financial interests with the financial interests of our stockholders.

The relationship between overall Company goals and each individual’s personal goals should be clear. Employees should be able to easily understand how their efforts can affect their pay, both directly through individual performance and indirectly by contributions to the business unit and Company achieving strategic and operational goals.

Provide reasonable perquisites for NEOs. Our compensation programs include only those perquisites commonly provided to attract and retain the NEOs and/or improve the NEO’s ability to carry out his or her responsibilities safely and effectively.

EXECUTIVE COMPENSATION

Guidelines for ICF’s Executive Officer Compensation Program

Development of Financial/Strategic Performance Goals. Each year, Company management presents its budget, revenue forecast, and strategy to the Board in the November/December timeframe, allowing the Board and management to develop a consensus on financial and strategic goals for the following year. These goals are reflected in the compensation program for the following year and the metrics that will drive individual performance goals, total compensation targets and actual compensation levels.

Elements of Compensation Program. Consistent with prior years, the principal components of our NEOs’ 2018 compensation included: (i) base salary, (ii) annual incentive compensation and (iii) long-term incentive equity awards. The following table outlines the key components of our compensation program for our NEOs (excluding health and similar benefits, which are generally available to all employees).

	Compensation Element	Purpose	Design

Fixed Component	Base Salary	Provides a pay opportunity that is generally competitive with the companies with which we compete for talent	Based on performance, length of time in position and pay relative to market

Short-Term Incentive Performance-Based Component	Annual Incentive Compensation

Optimize the profitability and growth of the Company through incentives consistent with the Company’s goals

Link and align the personal interests of participants with an incentive for excellence in individual performance

Promote teamwork

Financial performance targets are established at the beginning of each fiscal year

Actual awards will be based on the performance of the Company and the executive against the fiscal year’s goals

80% of award based on financial targets and 20% based on individual performance

Long-Term Incentive Performance-Based Component	Long-Term Incentive Equity Awards

Enhance the link between the creation of stockholder value and long-term executive incentive compensation

Encourage participants to focus on long-term Company performance

Provide an opportunity for increased equity ownership by executives

Provide a retention tool for key talent

Grants to be made based on performance and service-based as follows:

50% performance

50% retention

50% of award = PSAs with 3 year cliff vesting based on performance metrics

●   2 year adjusted EPS goal

●   3 year rTSR goal as a modifier

50% of award = RSUs with 3 year vesting at 25%, 25%, 50% per year

Actual pay vs. target for the Short-Term Incentive and the Long-Term Incentive, and the resulting mix of pay components versus target mix, will vary due to the performance of the Company and the NEOs. This provides the Committee flexibility in awarding incentive compensation and making pay adjustments to maintain competitive levels of total compensation. For each NEO, the Committee reviews a tally sheet which assigns a dollar amount to each identified compensation element as well as current and potential wealth accumulation based on outstanding equity awards. The Committee believes the tally sheet is a useful tool to ensure there is sufficient retention capability built into existing pay packages and that the NEOs have a stake in the Company’s performance, consistent with the interests of Company stockholders.

EXECUTIVE COMPENSATION

CEO and COO Total Compensation Relationship. The Committee has determined that the President and COO’s total targeted annual compensation should generally approximate 60% of the CEO’s total targeted annual compensation, based on consistent, competitive market data for peer companies.

Assessment of Annual Performance. For purposes of compensation awards:

●	The CEO’s performance is assessed by the Committee and recommendations are submitted to the Board for final determination.

●	The President and COO’s performance and the CFO’s performance are assessed by the CEO, and recommendations are submitted to the Committee for final determination.

●	The performance of the other NEOs is assessed by the CEO, President and COO, and the CFO, and recommendations are submitted to the Committee for final determination.

Impact of Acquisitions. Because strategic merger and acquisition transactions have historically been an integral element of the Company’s growth strategy, our executive compensation structure reflects the time and effort needed to successfully identify, negotiate and integrate acquisitions. Typically, our executives are rewarded for this element through share price appreciation in the long-term incentive component rather than receiving an explicit cash award tied to merger and acquisition transactions. However, should a transaction exceed 10% of the Company’s prior year’s gross revenue, then based on the timing and size of the acquisition, executives may be given an opportunity to earn an extra incentive with no change in previously established performance targets.

Implementing Our Objectives

Use of Market Data

ICF uses regressed survey data from several nationally recognized compensation surveys to supplement peer group data. This is especially helpful in addressing NEO roles other than the CEO, COO, and CFO role. The Group Leader roles are not always consistent with the fourth and fifth paid NEOs in proxy filings of our peers in the peer group. Therefore, market data is reviewed to support the peer group data.

Use of Peer Company Data

The Committee annually reviews our peer group and the methodology for choosing participating companies. The five (5) guiding principles used for the selection of peer companies are:

●

Size: We aim for the overall peer group median to approximate our revenue, and we generally select peers between 0.5x to 2.5x of our revenue. In some instances, a peer may fall outside this range if it is otherwise deemed a strong business and talent comparator.

●	Similar business characteristics: Selected peer companies either compete with us or have similar market demands.

●	Talent pool: Selected peer companies compete with us for talent.

●	External constituents: Some selected peer companies were named by our equity research analysts as peers, or other companies that identify ICF as a peer.

●

Sectors: In addition to focusing on Professional Services (our designated Global Industry Classification Standard (“GICS”)), other relevant sectors, including IT Services, Health Care Technology and Commercial Services were also reviewed.

We believe the companies selected for our 2018 peer group (the “2018 Peer Group”) continue to reflect our current mix of services. In September 2017, the Committee unanimously approved the addition of Engility Corporation to the Company’s peer group for fiscal year 2018 compensation decisions by the Committee. CEB, Gartner and NCI were removed from the peer group due to merger and acquisition activities.

EXECUTIVE COMPENSATION

The companies comprising the 2018 Peer Group are as follows:

Number	Company Name	2018 Revenue (1) (millions)
1	Booz Allen Hamilton Holding	$6,172
2	Science Applications International Corp.	$4,659
3	CACI International Inc.	$4,468
4	Tetra Tech Inc.	$2,964
5	Unisys Corp.	$2,825
6	Maximus Inc.	$2,392
7	FTI Consulting Inc.	$2,028
8	ManTech International Corp.	$1,959
9	Engility Corporation	$1,436 (2)
	ICF International, Inc.	$1,338
10	Cbiz Inc.	$ 922
11	Huron Consulting Group Inc.	$ 878
12	Navigant Consulting Inc.	$ 744
13	VSE Corp.	$ 697
14	Resources Connection Inc.	$ 654
15	GP Strategies Corp.	$ 515
16	CRA International Inc.	$ 418
17	Exponent Inc.	$ 380
18	Convergys Corp.	*
19	The Advisory Board Company	*
20	CDI Corp.	*

________

* Convergys Corp., The Advisory Board Company, and CDI Corp. were included in our peer group used in 2017 to assist with 2018 pay decisions, but were subsequently removed due to merger and acquisition activities.

(1) Based on the most recent completed fiscal year-end.

(2) Revenue was for the nine-months period ended September 28, 2018 as Engility will not report its 2018 full-year financial statements due to its merger with Science Applications International Corp. in January 2019.

Annual Compensation Practice Review

In anticipation of the upcoming executive compensation review cycle, the Committee continued its engagement of Aon as its independent compensation consultant (“Aon”) to assist the Committee in reviewing the Company’s compensation policies and practices for 2018. In particular, the Committee asked Aon to discuss current executive compensation trends and provide feedback regarding management’s competitive assessment for executive positions. For additional information regarding Aon and its relationship with the Committee see “Role of Compensation Consultants in Compensation Decisions” below.

In making its compensation determinations, the Committee reviewed and assessed the analysis and recommendations of Company management. The Committee also requested the views of Aon and obtained an assessment of management’s analysis from management’s executive compensation consultant, Semler Brossy Consulting Group, LLC (“Semler Brossy”). In connection with its evaluation of management’s recommendations, as well as its discussions with Aon and Semler Brossy, the Committee determined that while the peer group compensation data was the appropriate primary focus, the Company does compete with many other companies for top executive-level talent. Thus, the peer group assessment is just one of many inputs into the Committee’s decisions.

Role of Management in Compensation Decisions. In early 2018, the Committee made compensation determinations for all NEOs. In the case of executives other than the CEO, the CEO annually reviews the performance of the executive team, provides a summary of the fiscal year accomplishments by the executive team and Company as a whole to the Committee, and then makes recommendations to the Committee based on these reviews and an analysis of competitive market data. The Committee considers these CEO recommendations when making its determinations as to the President and COO and CFO, and takes into account input from the CEO, President and COO, and CFO with respect to other NEOs.

Role of Compensation Consultants in Compensation Decisions. In retaining Aon in 2018, the Committee determined, and periodically re-assesses such determination, that Aon’s engagement does not present any conflicts of interest. In making this determination, the Committee considered the following factors, consistent with SEC requirements:

(i)	the provision of other services to the Company by Aon (including without limitation, the engagement of Aon by the Governance and Nominating Committee);

(ii)	the fees to be paid to Aon by the Committee and by the Governance and Nominating Committee;

(iii)	the policies and procedures of Aon that are designed to prevent conflicts of interest;

(iv)	any business or personal relationship between Aon and a member of the Committee;

EXECUTIVE COMPENSATION

(v)	any stock of the Company owned by Aon or the Aon personnel providing services to the Committee; and

(vi)	any business or personal relationships between the executive officers of the Company and Aon or the Aon personnel providing services to the Committee.

The Committee’s charter provides the Committee with sole authority to retain, terminate and approve fees of a compensation consultant to the Committee and that all such fees, as determined by the Committee, shall be paid by the Company.

In 2018, Aon continued to serve in an advisory capacity to review and discuss with the Committee and/or the Committee Chair the competitive assessment performed by the Company’s management, offer suggestions and provide insight into market compensation trends.

In addition, as noted above, management retained Semler Brossy to assist in developing its recommendations to the Committee regarding compensation benchmarking, compensation practices, short-term incentive design, and long-term incentive design, particularly the Performance Program.

The Committee considered management’s assessment and recommendations, as well as the information provided by both Aon and Semler Brossy (with respect to management’s assessment), in making its compensation determinations. However, as specified its charter, the Committee retains final approval of all material elements of executive compensation, with the exception of CEO compensation, which is approved by the Board.

2018 Say on Pay Vote

At the Company’s 2018 annual meeting, stockholders cast an advisory vote regarding the Company’s executive compensation. Approximately 97% of the votes cast on the Say on Pay proposal were voted in favor of the Company’s executive compensation program. Given this significant level of support from the Company’s stockholders, the Committee and the Board believe that the Company is taking a measured, informed and responsible approach to executive compensation which incorporates all of the Company’s objectives and policies set forth above, including, but not limited to, a pay-for-performance culture that retains executives who perform strongly. For 2018, and as set forth below, the Board and the Committee considered this substantial affirmation as one of many factors in crafting its compensation program.

Executive Compensation Components

For the fiscal year ended December 31, 2018, the principal components of compensation for our NEOs included: (i) base salary; (ii) annual incentive compensation; and (iii) long-term incentive equity awards.

For the NEOs, the Committee has discretion with respect to the size, types, amounts, and principal components of compensation, and, in the case of cash bonuses and equity awards, whether to make any available. For incentive compensation, the Committee establishes pre-determined percentage weights for each component of the annual bonus, and pre-determined percentage weights for equity awards. The following section summarizes the role of each compensation component and how decisions are made for the NEOs.

Base Salary

The Committee annually reviews the salaries of our NEOs. In considering salary adjustments, the Committee takes into account peer group market data, individual performance and changes in job responsibilities. In March of 2018, salaries were increased by 3% for all NEOs except Ms. Glover, who received a 6% increase, to better align with her expanded role with the Company and market practice for comparable positions. Annual base salaries for 2017 and 2018 are shown below.

ANNUAL BASE SALARY
Executive	2017 Base Salary	2018 Base Salary	2018% Increase
Sudhakar Kesavan	$866,091	$892,074	3%
John Wasson	$657,238	$676,956	3%
James Morgan	$530,483	$546,398	3%
Ellen Glover	$402,126	$426,254	6%
Sergio Ostria	$402,126	$414,190	3%

Annual Incentive Compensation

Both our cash bonuses and equity awards are made pursuant to our 2018 Incentive Plan. The 2018 Incentive Plan is designed to: (i) optimize the profitability and growth of the Company through incentives consistent with the Company’s goals; (ii) link and align the personal interests of participants with an incentive for excellence in individual performance; and (iii) promote teamwork.

Annual Incentive Program for 2018. Based on the same factors used to determine base salary, the Committee concluded that target cash incentive awards as a percentage of base salary would remain the same in 2018 as they were in 2017, as shown below.

ANNUAL INCENTIVE PROGRAM TARGETS
Executive	2017 Target	2018 Target
Sudhakar Kesavan	100%	100%
John Wasson	80%	80%
James Morgan	70%	70%
Ellen Glover	50%	50%
Sergio Ostria	50%	50%

EXECUTIVE COMPENSATION

The performance factors to be taken into account in defining each NEO’s eligibility for an incentive award for performance year 2018 also remained largely consistent with 2017.

The performance factors to be taken into account in defining each NEO’s eligibility for an incentive award for performance year 2018 also remained largely consistent with 2017.

The underlying financial goals that make up these performance factors are meant to challenge our NEOs. For this reason, the target financial goals and the actual results used for calculating incentive awards may differ from our publicly disclosed financial results. The 2018 performance goals were set based on the 2017 actual results and anticipated 2018 performance.

For each award granted under the Annual Incentive Program for 2018, an executive receives eighty percent (80%) of the award in the form of a financial performance-based bonus opportunity tied to financial and strategic goals (performance factors). Twenty percent (20%) of the award is in the form of an individual performance bonus opportunity based on specific business challenges faced by the executive during the fiscal year. The individual performance bonus amount is contingent on achievement of non-financial goals previously identified for each executive when set by the Committee. The Committee sets each of the goals at levels that it believes are attainable, but which still require consistently high level performance by each executive.

The Committee established threshold, target and maximum levels for each of the 2018 performance factors, as follows:

2018 PERFORMANCE FACTORS – KESAVAN, WASSON AND MORGAN
Financial Performance Factors	Payout Range	Threshold Payout	Target Payout	Maximum Payout	Weighting
Company Gross Revenue	90% - 110%	50%	100%	175%	35%
Adjusted EPS	85% - 115%	50%	100%	175%	35%
Total Government Contract Backlog	80% - 120%	50%	100%	175%	10%
Total Financial Goals:					80%

2018 PERFORMANCE FACTORS – GLOVER AND OSTRIA
Financial Performance Factors	Payout Range	Threshold Payout	Target Payout	Maximum Payout	Weighting
Company Gross Revenue	90% - 110%	50%	100%	175%	15%
Adjusted EPS	85% - 115%	50%	100%	175%	25%
Group Gross Revenue	90% - 110%	50%	100%	175%	15%
Group Operating Margin	85% - 115%	50%	100%	175%	15%
Group Contract Backlog	80% - 120%	50%	100%	175%	10%
Total Financial Goals:					80%

Performance between threshold and maximum levels will be determined by straight-line interpolation between the targeted amounts. Performance below any threshold level results in no bonus amount for that performance factor.

The 2018 Company performance factors and actual results, as described herein, are shown in the following table:

COMPANY PERFORMANCE FACTORS
	2018 (2)
	Threshold	Target	Maximum	Actual
Gross Revenue	$1,138.5	$1,265.0	$1,391.5	$1,338.0
Adjusted EPS (1)	3.35	3.94	4.53	3.60
Total Govt. Contract Backlog	1,188.48	1,485.6	1,782.72	1,841.5

________

(1) See attached Annex A to this proxy statement for a description of the GAAP reconciliation.

(2) All numbers except adjusted EPS are in $ millions and rounded up.

EXECUTIVE COMPENSATION

Through formulaic calculation of actual results in combination with the weighting of each performance factor, the bonus earned for the performance-based portion for each executive is below:

FINANCIAL PERFORMANCE FACTORS BONUS – RESULTS
Executive	Target	Actual
Sudhakar Kesavan	80%	92.58%
John Wasson	80%	92.58%
James Morgan	80%	92.58%
Ellen Glover	80%	89.20%
Sergio Ostria	80%	78.78%

With respect to each NEO performance, the Committee’s determinations also considered each person’s contributions toward the individual non-financial performance bonus factors. The Committee approved the range of payouts for the individual performance portion of the NEOs’ compensation as follows:

INDIVIDUAL PERFORMANCE BONUS – RESULTS
Executive	Target	Actual
Sudhakar Kesavan	20%	12%
John Wasson	20%	12%
James Morgan	20%	12%
Ellen Glover	20%	15%
Sergio Ostria	20%	12%

The Committee and the Board considered the overachievement vs. the Gross Revenue and Backlog goals and the underachievement vs. the adjusted EPS goal, and based on management’s recommendation, the Committee approved a discretionary reduction of 20% to each NEO payout score. This downward adjustment was considered to be appropriate given the importance of maintaining a high level of profitability while driving revenue growth.

Taking into account the total targeted annual incentive compensation for the NEOs for 2018, the achievement of financial performance goals and individual, non-financial performance goals, and the 20% discretionary reduction, the Committee awarded each executive’s 2018 annual incentive as follows:

ANNUAL INCENTIVE PLAN – FINAL RESULTS
Executive	Target	Initial Results	Reduction factor	% of Bonus Paid	2018 Bonus	Cash Payment	Equity Grant
Sudhakar Kesavan	100%	104.58%	20%	83.66%	$746,349		$746,349
John Wasson	100%	104.58%	20%	83.66%	$453,097		$453,097
James Morgan	100%	104.58%	20%	83.66%	$319,999	$160,000	$159,999
Ellen Glover	100%	104.20%	20%	83.36%	$177,658	$177,658
Sergio Ostria	100%	90.78%	20%	72.62%	$150,395	$75,200	$75,195

In 2018, management elected to fund the Annual Incentive Program with a mix of cash and equity in the form of RSUs to reward achievement in areas of the business that performed well against their objectives and more broadly to encourage retention and reinforce long-term results. Messrs. Kesavan and Wasson received all of their Annual Incentive Program award in the form of equity, and each of Mr. Morgan and Mr. Ostria received half of their Annual Incentive Program award in cash and half in equity. Ms. Glover received all of her Annual Incentive Program award in cash.

Long-Term Incentive Equity Awards

Equity Awards. The equity component of the Company’s compensation program is designed to:

●	enhance the link between the creation of stockholder value and long-term executive incentive compensation;

●	encourage participants to focus on long-term Company performance;

●	provide an opportunity for increased equity ownership by executives;

●	provide a retention tool for key talent; and

●	maintain competitive levels of long-term incentive compensation.

In determining awards to the NEOs, the Committee considers current value and projected share usage. Equity awards vary among participants based on their positions within the Company, their individual contributions, and the value they have added to the organization.

EXECUTIVE COMPENSATION

The NEOs’ annual equity award has been divided evenly between RSUs and PSAs. RSUs are focused on executive retention with time-based vesting requirements. PSAs under the Performance Program are tied to the Company’s compounded annual growth rate in adjusted EPS and the Company’s cumulative total stockholder return relative to its compensation peer group (“rTSR”).

Performance Share Awards. The number of shares that the participant ultimately will receive in connection with a PSA is based on the Company’s performance during two (2) periods. The initial performance period (the “Initial Performance Period”) is two (2) years, from the beginning of year one (1) to the end of the year two (2), and at the end of such period the PSA will be calculated based on adjusted EPS. There will be no payout if adjusted EPS does not meet or exceed threshold performance.

Performance Level vs. Adjusted EPS Goal	% of Payout
Maximum	150%
Target	100%
Threshold	50%
<Threshold	0%

The secondary performance period (the “Secondary Performance Period”) is three (3) years, from the beginning of year one (1) to the end of year three (3), with the PSA further calculated and paid out at the end of such period based on rTSR multiplied by the adjusted EPS payout calculation.

rTSR Performance Level vs. Compensation Peer Group	Modifier of Adjusted EPS Result
Maximum	125%
Target	100%
Threshold	75%

The PSA shares are eligible to vest only following the expiration of the Secondary Performance Period. Actual shares vested will be based on the actual financial measures and rTSR achieved within a threshold (37.5%) and maximum (187.5%). Performance between threshold and maximum will be determined by straight line interpolation between the targeted amounts.

The number of RSUs and PSAs awarded to an individual participant is determined by:

1.	Dividing the target dollar value of the annual equity grant by two (2) to determine the amount to be granted as RSUs, with the other half to be delivered as PSAs.

2.

Dividing the resulting RSU and PSA grant target values by the average share price of ICF stock over the twenty (20) day period preceding the grant date to arrive at the number of RSUs and PSAs to be granted. The Committee approves annual awards at a pre-determined quarterly meeting of the Committee, and such awards are effective at a pre-determined date.

2018 Annual Equity Awards. In 2018, we continued the use of RSUs and PSAs. The RSUs will have the same vesting schedule as in 2017. The PSAs will continue to be tied to the Company’s adjusted EPS (“PSA Adjusted EPS”) and rTSR. The Initial Performance Period began on January 1, 2018 and will end on December 31, 2019 (two (2) years), and at the end of such period the percentage of PSAs available for vesting will be calculated based on PSA Adjusted EPS. The Secondary Performance Period began on January 1, 2018 and will end on December 31, 2020 (three (3) years), with the PSA vesting further modified at the end of such period based on rTSR. The shares underlying the PSAs will be eligible to vest only following the expiration of the Secondary Performance Period.

Target long-term incentive percentages remained the same for our NEOs from 2017 to 2018, other than for Ms. Glover. Ms. Glover’s target long-term incentive percentage increased from 60% to 70%, which was better aligned with her expanded role with the Company and market practice for comparable positions.

2018 EXECUTIVE EQUITY TARGETS
EXECUTIVE	2017 EQUITY TARGET	2018 EQUITY TARGET
Sudhakar Kesavan	205%	205%
John Wasson	125%	125%
James Morgan	120%	120%
Ellen Glover	60%	70%
Sergio Ostria	60%	60%

EXECUTIVE COMPENSATION

As a result, the Committee approved the following 2018 equity awards and incentive compensation awards for our NEOs, such equity award grants taking the form of 50% RSUs and 50% PSAs under the Performance Program:

EQUITY INCENTIVE AWARDS - 2018
	RSUs				Target PSAs		Total
	INCENTIVE COMPENSATION(1)		EQUITY AWARDS(2)		EQUITY AWARDS(1)
	Grant Date Fair Value(2)	Underlying Shares(#)	Grant Date Fair Value(2)	Underlying Shares(#)	Grant Date Fair Value(2)	Underlying Shares(#)	Grant Date Fair Value(2)	Underlying Shares(#)

Sudhakar Kesavan, Chairman and CEO	$746,349	10,036	$960,453	15,836	$1,030,132	15,836	$2,736,934	41,708
John Wasson, President and COO	453,097	6.093	444,383	7,327	476,621	7,327	1,374,101	20,747
James C. Morgan, Executive Vice President and CFO	159,999	2,151	344,310	5,677	369,289	5,677	873,598	13,505
Ellen Glover, Executive Vice President	-	-	156,659	2,538	168,024	2,583	324,683	5,166
Sergio Ostria, Executive Vice President	75,195	1,011	130,519	2,152	139,988	2,152	345,702	5,315

(1)	Represents the grant date fair value computed in accordance with FASB ASC Topic 718.

(2)	Includes the 2018 Annual Equity Award paid in the form of RSUs and PSAs, issued in March 2018, and the stock awards related to the Annual Incentive Program, issued in March 2019.

2018 Performance Share Awards. In 2018, we granted the fourth set of PSAs under our Performance Program, the vesting of which is tied in the Initial Performance Period to the PSA Adjusted EPS and, in the Secondary Performance Period, to the Company’s rTSR performance. The Initial Performance Period for these PSAs began on January 1, 2018 and will end on December 31, 2019.

The Secondary Performance Period began on January 1, 2018 and will end on December 31, 2020 (three (3) years). The PSAs are eligible to vest only following the expiration of the Secondary Performance Period.

2017 Performance Share Awards. In 2017, we granted the third set of PSAs under our Performance Program, the vesting of which was tied in the Initial Performance Period to the PSA Adjusted EPS and, in the Secondary Performance Period, to the Company’s rTSR performance. The Initial Performance Period for these PSAs began on January 1, 2017 and ended on December 31, 2018.

In February 2019 the Committee met to review the Initial Performance Period EPS measurement and the proposed adjustments to reported EPS, for the purpose of considering the exclusion of several items from EPS and determining the PSA Adjusted EPS. As a starting point, the Committee noted that the Company reported EPS of $3.18 for fiscal year 2018. Under the terms of the PSA Agreement and the 2010 Incentive Plan, the substantial positive effect of the tax law changes effected by the TCJA were excluded from the EPS calculation. This reduced the initial EPS from $3.18 to $2.68. The Committee then reviewed and considered whether certain expenses should be excluded from the reported EPS. After discussion and deliberation, the Committee approved aggregate exclusions of approximately $7.1 million, on a pre-tax basis. On an after-tax basis, the total adjustments considered by the Committee, excluding changes as a result of the newly enacted TCJA, were approximately $4.4 million.

The after-tax adjustments for the exclusions resulted in an adjustment to reported EPS of $0.23, or a PSA Adjusted EPS of $2.91 for purposes of determining calculations for the Initial Performance Period and for establishing the baseline EPS for the 2019 PSA grants. See attached Annex B to this proxy statement for a description of the GAAP reconciliation.

The Committee’s determination exceeded the threshold requirement, which was $2.57, and would generate a payout calculation of 150.0% (the maximum), assuming the rTSR performance factor for the Secondary Performance Period is met and applied. The Secondary Performance Period began on January 1, 2017 and will end on December 31, 2019 (three (3) years). The PSAs are eligible to vest only following the expiration of the Secondary Performance Period

2016 Performance Share Awards. In 2016, we granted the second set of PSAs under our Performance Program, the vesting of which was tied in the Initial Performance Period to the PSA Adjusted EPS and, in the Secondary Performance Period, to the Company’s rTSR performance. The Initial Performance Period for these PSAs began on January 1, 2016 and ended on December 31, 2017.

Previously, the Committee approved the PSA Adjusted EPS of $2.66 for fiscal year 2017. This generated a payout calculation of 125.22% for the Initial Performance Period.

The Secondary Performance Period began on January 1, 2016 and ended on December 31, 2018 (three (3) years). Upon completion of the Secondary Performance Period, the 2010 Incentive Plan and the Performance Program require that the Committee (i) review the performance of the Company’s rTSR ranking among its Peer Group; and (ii) determine and certify the final payout.

The Company engaged Aon to calculate its cumulative total stockholder return over the Performance Period relative to its Peer Group. It was measured by (A) the sum of (i) the Company’s Average Stock Price (for the 45 day trading period ending December 31, 2018), and (ii) the cumulative amount of dividends declared during the Performance Period, assuming dividend reinvestment on the ex-dividend date, divided by (B) the Company’s Average Stock Price at the beginning of the Performance Period (for the 45 day trading period ending December 31, 2015); provided, that for purposes of calculating rTSR percentile rank, the Company shall be excluded from the Peer Group. It calculated the Company’s total shareholder return at the 87th percentile of the group resulting in a 125% rTSR vesting modifier to the PSA Adjusted EPS calculation of 125.22%, resulting in a total of approximately 156.53% of target shares vested. The Compensation Committee approved and certified the calculation and the vested shares were released in January 2019.

EXECUTIVE COMPENSATION

Actions Approved in 2019

2019 Peer Group. In September 2018, the Committee unanimously approved the removal of the following companies from the Company’s peer group for 2019 compensation decisions by the Committee and rTSR benchmarking: (1) The Advisory Board, (2) CDI, and (3) Convergys.

The companies comprising the 2019 Peer Group are as follows:

Number	Company Name	2018 Revenue (1) (millions)
1	Booz Allen Hamilton Holding	$6,172
2	Science Applications International Corp.	$4,659
3	CACI International Inc.	$4,468
4	Tetra Tech Inc.	$2,964
5	Unisys Corp.	$2,825
6	Maximus Inc.	$2,392
7	FTI Consulting Inc.	$2,028
8	ManTech International Corp.	$1,959
9	Engility Corporation	$1,436 (2)
	ICF International, Inc.	$1,338
10	Cbiz Inc.	$ 922
11	Huron Consulting Group Inc.	$ 878
12	Navigant Consulting Inc.	$ 744
13	VSE Corp.	$ 697
14	Resources Connection Inc.	$ 654
15	GP Strategies Corp.	$ 515
16	CRA International Inc.	$ 418
17	Exponent Inc.	$ 380

________

(1) Based on the most recent completed fiscal year-end.

(2) Revenue was for the nine-months period ended September 28, 2018, as Engility will not report its 2018 full-year financial statements due to its merger with Science Applications International Corp. in January 2019.

2019 Base Salary. The Compensation Committee annually reviews the salaries of our NEOs. In considering salary adjustments, the Committee takes into account: peer group market data, individual performance and changes in job responsibilities. In March 2019, the Committee approved the following salaries:

ANNUAL BASE SALARY
Executive	2018 Base Salary	2019 Base Salary	2019% Increase
Sudhakar Kesavan	$892,074	$918,836	3%
John Wasson	$676,956	$697,265	3%
James Morgan	$546,398	$562,790	3%
Ellen Glover	$426,254	$447,567	5%
Sergio Ostria	$414,190	$434,900	5%

Annual Incentive Program for 2019. Based on the same factors used to determine base salary, the Committee concluded that target cash and/or stock incentive awards as a percentage of base salary would remain the same:

ANNUAL INCENTIVE PROGRAM TARGETS
Executive	2018 Target	2019 Target
Sudhakar Kesavan	100%	100%
John Wasson	80%	80%
James Morgan	70%	70%
Ellen Glover	50%	50%
Sergio Ostria	50%	50%

EXECUTIVE COMPENSATION

In developing its recommendations for 2019 target total compensation, the Committee reviewed the short-term incentive design framework. They found that, like the Company, most of the 2019 Peer Group members use a combination of measures such as earnings per share and revenue, as well as individual performance components to evaluate performance for the calculation of incentive awards. For 2019, the Committee and Board approved adjustments to the performance metrics used for NEO Annual Incentive award determination and adjusted the threshold, target and maximum ranges, as well as adjusting payout levels to further emphasize NEO focus on profitable growth, in alignment with shareholder interests.

In particular, backlog has been eliminated as a NEO annual incentive performance factor, as we continue to expand our business in non-government markets where backlog is not a relevant metric. The performance-based bonus (80%) will be based on updated Company performance factors, weighted as shown here:

2019 PEFORMANCE FACTORS – KESAVAN, WASSON AND MORGAN
Financial Performance Factors	Payout Range	Threshold Payout	Target Payout	Maximum Payout	Weighting
Adjusted EPS	85% - 115%	50%	100%	200%	50%
Company Gross Revenue	90% - 125%	50%	100%	125%	30%
Total Financial Goals					80%

2019 PEFORMANCE FACTORS – GLOVER AND OSTRIA
Financial Performance Factors	Payout Range	Threshold Payout	Target Payout	Maximum Payout	Weighting
Adjusted EPS	85% - 115%	50%	100%	200%	30%
Group Operating Margin	85% - 115%	50%	100%	200%	25%
Company Gross Revenue	90% - 125%	50%	100%	125%	15%
Group Gross Revenue	90% - 125%	50%	100%	125%	10%
Total Financial Goals					80%

2019 Annual Equity Awards. In 2019, we will continue the award of RSUs and PSAs. The RSUs and PSAs will have the same three-year vesting schedules as in 2018. The PSAs will continue to be tied to the Company’s adjusted EPS and rTSR. The Initial Performance Period began on January 1, 2019 and will end on December 31, 2020 (two (2) years). At the end of such period the percentage of PSAs available for vesting will be calculated based on PSA Adjusted EPS. The Secondary Performance Period began on January 1, 2019 and will end on December 31, 2021 (three (3) years) with the PSA vesting further modified at the end of such period, based on rTSR. The shares underlying the PSAs will be eligible to vest only following the expiration of the Secondary Performance Period.

Following are adjustments to the 2019 NEO Equity targets which the Committee and Board determined to be warranted in order to close a gap in total direct compensation (“TDC”), market competitiveness and to recognize sustained strong business performance:

UPDATED 2019 EXECUTIVE EQUITY TARGETS
EXECUTIVE	2018 EQUITY TARGET	2019 EQUITY TARGET
Sudhakar Kesavan	205%	275%
John Wasson	125%	185%
James Morgan	120%	130%
Ellen Glover	70%	80%
Sergio Ostria	60%	80%

EXECUTIVE COMPENSATION

As a result, the Committee approved the following 2019 equity awards for our NEOs, such grants in the form of RSUs (50%) and PSAs (50%) under the Performance Program.

	Equity Incentive Awards – 2019(1)
	RSUs		Target PSAs		Total
Name	Grant Date Fair Value ($) (2)	Underlying Shares (#)	Grant Date Fair Value ($) (2)	Underlying Shares (#)	Grant Date Fair Value ($) (2)	Underlying Shares (#)
Sudhakar Kesavan, Chairman and CEO	$1,300,678	16,989	$1,399,554	16,989	$2,700,232	33,978
John Wasson, President and COO	644,005	8,673	714,482	8,673	1,378,487	17,346
James C. Morgan, Executive Vice President and CFO	376,599	4,919	405,227	4,919	781,826	9,838
Ellen Glover, Executive Vice President	184,280	2,407	198,289	2,407	382,569	4,814
Sergio Ostria, Executive Vice President	179,074	2,339	192,687	2,339	371,761	4,678

____________________

(1)	Includes the 2019 Annual Equity Award paid in the form of RSUs and PSAs.

(2)	Represents the grant date fair value computed in accordance with FASB ASC Topic 718.

Retirement and Other Benefits

 Savings Plan. Our NEOs are eligible to participate in the

Company’s tax-qualified defined contribution profit-sharing plan, which has a Section 401(k) feature. Under the terms of this plan:

●	Eligible employees may elect to contribute up to 70% of their eligible compensation as salary deferral contributions to the plan, subject to statutory limits.

●	We make matching contributions each pay period equal to 100% of an employee’s 401(k) contributions up to the first 3% of the employee’s compensation.

●	We also make matching contributions equal to 50% of the employee’s 401(k) contributions up to the next 2% of the employee’s compensation.

●	We do not make matching contributions for employee 401(k) contributions in excess of 5% of the employee’s compensation.

Company contributions to this plan for our NEOs are included under the “All Other Compensation” column of the Summary Compensation Table below.

Perquisites. The Company does not provide any material perquisites or personal benefits to its named executives.

Severance Benefits. As of December 31, 2018, the Company was a party to severance protection agreements with Messrs. Kesavan and Wasson. We also have an employment agreement with Mr. Kesavan and severance letter agreements with each of Mr. Wasson, Mr. Morgan, Ms. Glover and Mr. Ostria which provide severance benefits in the event of a termination in conjunction with a change of control and in certain other situations. We believe these agreements, which provide severance in certain situations, serve to promote stability and continuity among our NEOs. The terms of these agreements and information regarding applicable payments under such agreements are provided under “Payments Pursuant to Employment Agreement,” “Payments Pursuant to Severance Letter Agreements,” and “Payments in the Event of a Change of Control,” below.

Compensation Practices and Risk

The Committee annually considers, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking. We do not believe the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company in connection with risk management practices and risk-taking incentives.

The Committee’s goal is to design and establish a compensation program to encourage prudent risk management and discourage inappropriate risk-taking by granting a diverse portfolio that rewards the creation of long term stockholder value. To help achieve this goal, the Committee considers the risk profile of the primary compensation elements, including Base Salary, the Annual Incentive Program and Equity Awards.

The Committee believes that the base salaries of the NEOs, being fixed in amount, do not encourage inappropriate risk-taking. Performance factors which serve as the basis for the Annual Incentive Program of the Company’s NEOs may be adjusted each year to account for changes in our business and related risks. Also, a significant proportion of the NEOs’ compensation is in the form of equity awards with performance and retention features that extend over a period of years. These equity awards do not encourage unnecessary or excessive risk-taking because their ultimate value is tied to our stock price and other stockholder aligned measures (i.e., adjusted EPS growth). The equity awards are subject to long-term vesting schedules so as to help ensure that the NEOs have significant value tied to long-term stock price performance. Specifically, all equity compensation is based either on performance over a three (3)-year period or vesting for a three (3)-year period. This encourages the NEOs to focus on long-term performance as well as annual results, further reducing inappropriate risk-taking likely to produce only short-term benefits and allowing sufficient time for risk outcomes to emerge.

Additionally, awards under each of the 2010 Incentive Plan and the 2018 Incentive Plan are subject to clawback provisions based on certain factors, as noted in “Compensation Recoupment Policy”.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the actual compensation earned by persons who were our named executives during 2018.

Name and principal position (a)	Year (b)	Salary ($)(1) (c)	Stock Awards ($)(2) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Compensation (4) (g)	All Other Compensation ($)(5) (i)	Total ($) (j)
Sudhakar Kesavan	2018	$887,086	$2,736,934	$—	$—	$15,790	$3,639,810
Chairman and CEO	2017	866,091	1,597,714	—	766,924	16,441	3,247,170
	2016	861,239	2,232,404	—	—	16,845	3,110,488
John Wasson	2018	$673,164	$1,374,101	$—	$—	$11,667	$2,058,932
President and COO	2017	653,550	739,255	—	465,564	11,548	1,869,917
	2016	634,485	1,213,142	—	—	11,548	1,859,175
James C. Morgan	2018	$541,306	$873,598	$—	$160,000	$10,793	$1,585,697
Executive Vice President and CFO	2017	527,511	572,787	—	328,804	10,503	1,439,605
	2016	512,141	788,693	—	136,575	10,739	1,448,148
Ellen Glover	2018	$405,637	$324,683	$—	$177,658	$13,339	$921,317
Executive Vice President	2017	399,866	217,098	—	190,839	12,376	820,179
	2016	387,090	321,484	—	76,120	12,376	797,070
Sergio Ostria	2018	$411,870	$345,702	$—	$75,200	$12,454	$845,226
Executive Vice President	2017	399,866	217,098	—	187,922	11,548	816,434
	2016	388,186	281,709	—	78,325	10,828	759,048

____________________

(1)	The annual base salary adjustments for our NEOs are made in March of each evaluation year and are effective immediately.

(2)

The amounts reported in the “Stock Awards” column (e) of the table above reflect the aggregate grant date fair value of RSUs and PSAs from both the annual incentive program and the equity awards program. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a discussion of the methodologies used to value the awards reported in the “Stock Awards” column (e), please see the discussion of stock awards contained in Note 14 – Accounting for Stock-based compensation to our consolidated financial statements included in our 2018 Form 10-K. Additionally, the 2018 closing per share prices used to calculate fair value amounts of each individual 2018 stock award at December 31, 2018 are found below in the table “Grants of Plan-Based Awards in 2018.”

The grant date fair value amounts for RSUs include awards granted under the 2018 annual equity award program. See further detail found in the table "Equity Incentive Awards – 2018.” The grant date fair value of PSAs is calculated based upon the probable performance under the awards' goal, which was target performance achievement. Assuming the maximum payout of the PSAs is achieved, the value of each NEO's award as of the grant date is as follows:

Name	2018 Grant Date Fair Value PSAs at Target Payout ($) (reflected in table)	2018 Grant Date Fair Value PSAs at Maximum Payout ($)
Sudhakar Kesavan, Chairman and CEO	$1,030,132	$1,931,498
John Wasson, President and COO	476,621	893,664
James C. Morgan, Executive Vice President and CFO	369,289	692,417
Ellen Glover, Executive Vice President	168,024	315,045
Sergio Ostria, Executive Vice President	139,988	262,478

(3)	Amounts reported in the “Option Awards” column (f) of the table above reflect the aggregate grant date fair value of option awards. The Company did not elect to issue options after fiscal year 2015.

(4)	Amounts shown consist of payouts for the cash portion of bonuses in 2018 under the Annual Incentive Program. Messrs. Kesavan and Wasson received their 2018 bonus exclusively in the form of RSUs.

(5)	Details of the amounts reported in the “All Other Compensation” column for 2018 are provided in the table below.

	Sudhakar Kesavan	John Wasson	James C. Morgan	Ellen Glover	Sergio Ostria
Imputed Income	$2,376	$1,667	$828	$2,376	$1,548
Employer Contributions to 401(k) Plan	7,344	10,000	9,965	10,963	10,906
Life Insurance Premiums	6,070	—	—	—	—
Total	$15,790	$11,667	$10,793	$13,339	$12,454

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards in 2018

The following table provides information concerning all award grants made to the NEOs during 2018.

			Estimated Possible	Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)			All Other Stock
			Payouts				Awards;
			Under Non-				Number of
			Equity				Shares of
			Incentive				Stock or	Grant Date Fair
Name	Grant Date	Award Type	Plan Awards ($)(1)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Value of Stock Awards ($)(3)(4)
Sudhakar Kesavan, Chairman and CEO	1/1/2018 3/12/2018 3/12/2018	AIP Bonus PSA RSU	$892,074 — —	— 5,939 —	— 15,836 —	— 29,693 —	— — 15,836	— $1,030,132 960,453

John Wasson, President and COO	1/1/2018 3/12/2018 3/12/2018	AIP Bonus PSA RSU	541,565 — —	— 2,748 —	— 7,327 —	— 13,738 —	— — 7,327	— 476,621 444,383

James C. Morgan, Executive Vice President and CFO	1/1/2018 3/12/2018 3/12/2018	AIP Bonus PSA RSU	382,479 — —	— 2,129 —	— 5,677 —	— 10,644 —	— — 5,677	— 369,289 344,310

Ellen Glover, Executive Vice President	1/1/2018 3/12/2018 3/12/2018	AIP Bonus PSA RSU	213,127 — —	— 969 —	— 2,583 —	— 4,843 —	— — 2,583	— 168,024 156,659

Sergio Ostria, Executive Vice President	1/1/2018 3/12/2018 3/12/2018	AIP Bonus PSA RSU	207,095 — —	— 807 —	— 2,152 —	— 4,035 —	— — 2,152	— 139,988 130,519

___________________

(1)

Amounts represent the target cash bonus payouts for fiscal 2018 awards under the Annual Incentive Program. The actual payout amounts under the Annual Incentive Program for 2018 are reported in the Non-Equity Incentive Compensation column of the Summary Compensation Table above. The performance-based bonus is worth 80% of the overall payout, calculated on achievement of threshold targets and interpolation between minimum and maximum targets for each performance factor. The individual performance-based bonus is worth 20% of the payout, determined upon achievement of non-financial goals set by the Committee. The actual payouts under the Annual Incentive Program for 2018 were: $746,349 for Mr. Kesavan; $453,097 for Mr. Wasson; $319,999 for Mr. Morgan; $177,658 for Ms. Glover; and $150,395 for Mr. Ostria.

(2)

The PSAs in these columns represent the threshold, target and maximum number of shares issuable under the 2018 Performance Program. The final payout is subject to the achievement of the performance goals.

(3)

These RSU awards, granted pursuant to the annual equity grant, vest in three (3) installments, 25% on each of March 12, 2019 and March 12, 2020, and 50% on March 12, 2021. The closing price of the Company’s common stock on the grant date was $60.65.

(4)

The grant date fair value for the PSAs, which are subject to performance conditions, is based on the probable outcome of the performance conditions, which was achievement of target. The grant date fair value of $65.05 was determined by using the Monte Carlo simulation model and is based on the closing price of our common stock of $60.65 on the grant date.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that have not vested for each NEO, outstanding as of December 31, 2018.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR-END
	Option Awards				Stock Awards
					RSUs		Performance Shares
Name	Number of Securities Underlying Unexercised Options — Exercisable (#)	Number of Securities Underlying Unexercised Options — Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units or Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Sudhakar Kesavan	74,012	—	$27.03	3/18/2023	15,836(5)	$1,025,856	35,568(2)	$2,304,095
Chairman and CEO	54,989	—	40.68	3/17/2024	4,499(6)	291,445	29,916(3)	1,937,958
					8,068(7)	522,645	15,836(4)	1,025,856
					11,361(7)	735,966
					11,056(8)	716,208
					14,958(8)	968,979

John Wasson	14,468	—	40.68	3/17/2024	7,327(5)	474,643	18,716(2)	1,212,422
President and COO					2,367(6)	153,334	13,842(3)	896,685
					2,364(7)	153,140	7,327(4)	474,643
					5,978(7)	387,255
					6,516(8)	422,106
					6,921(8)	448,342

James C. Morgan					5,677(5)	367,756	14,502(2)	939,440
Executive Vice President					3,057(6)	198,032	10,725(3)	694,766
and CFO					1,528(6)	98,984	5,677(4)	367,756
					1,670(7)	108,183
					4,632(7)	300,061
					2,301(8)	149,059
					5,362(8)	347,350

Ellen Glover					2,583(5)	167,327	5,495(2)	355,966
Executive Vice President					684(6)	44,310	4,065(3)	263,331
					960(7)	62,189	2,583(4)	167,327
					1,755(7)	113,689
					1,282(8)	83,048
					2,032(8)	131,633

Sergio Ostria	3,397	—	27.03	3/18/2023	2,152(5)	139,407	4,580(2)	296,692
Executive Vice President	5,665	—	40.68	3/17/2024	463(6)	29,993	4,065(3)	263,331
					905(7)	58,626	2,152(4)	139,407
					1,462(7)	94,708
					1,319(8)	85,445
					2,032(8)	131,633

______________

(1)	Based upon a value per share of $64.78, which was the closing market price of our common stock on the NASDAQ on December 31, 2018.

(2)

Represents PSAs granted on March 21, 2016 for the 2016-2018 performance period. The PSAs were earned and paid out in shares of ICF stock at the end of the three-year performance period, based upon the performance of two metrics (PSA Adjusted EPS and rTSR). The number of shares of stock shown in this column is the actual number of shares paid out at 156.53% of the target. The performance achievement was approved by the Compensation Committee and the shares were released in January 2019.

EXECUTIVE COMPENSATION

(3)

Represents PSAs granted on March 20, 2017 for the 2017-2019 performance period. The PSAs are earned and paid out in shares of ICF stock at the end of the three-year performance period, based upon the performance of two metrics (PSA Adjusted EPS and rTSR). The Initial Performance Period, which is based on PSA Adjusted EPS, began on January 1, 2017 and ended on December 31, 2018. On January 14, 2019, the Compensation Committee approved the PSA Adjusted EPS of $2.91 which results in the maximum payout of 150.00% of the target. This percentage will be further modified by the rTSR performance factor for the Secondary Performance Period. The Secondary Performance Period began on January 1, 2017 and will end on December 31, 2019. The rTSR will be applied as a modifier to the PSA Adjusted EPS metric, as a multiplier ranging from 75% to 125%. The number of shares of stock shown in this column is based on the actual PSA Adjusted EPS level of performance at 150.00% of target and the rTSR performance at 100% of target.

(4)

Represents PSAs granted on March 12, 2018 for the 2018-2020 performance period. The PSAs are earned and paid out in shares of ICF stock at the end of the three-year performance period based upon the performance of two metrics (PSA Adjusted EPS and rTSR), subject to the Compensation Committee's approval. The number of shares of stock shown in this column is based on the threshold level of performance as the Initial Performance Period has not been finalized.

(5)	These unvested shares are time-based RSUs that vest in three (3) installments at 25% on each of March 12, 2019 and March 12, 2020, and 50% on March 12, 2021.

(6)	These unvested shares are time-based RSUs that vest in four (4) equal installments on each March 16, beginning March 16, 2016.

(7)	These unvested shares are time-based RSUs that vest in four (4) equal installments on each March 21, beginning March 21, 2017.

(8)	These unvested shares are time-based RSUs that vest in three (3) installments at 25% on each of March 20, 2018 and 2019, and 50% on March 20, 2020.

Option Exercises and Stock Vested During 2018

The following table provides information concerning the vesting of stock awards and exercise of options for each NEO, on an aggregate basis, during 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercising (#)	Value Realized on Exercising ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Sudhakar Kesavan, Chairman and CEO	129,746	$5,704,655	36,987		$2,206,894
John Wasson, President and COO	40,432	1,240,350	18,436		1,098,265
James C. Morgan, Executive Vice President and CFO	14,559	408,708	14,754		883,685
Ellen Glover, Executive Vice President	8,369	289,945	5,295		315,421
Sergio Ostria, Executive Vice President	6,213	292,444	4218	(3)	250,898	(3)

____________________

(1)	The value of options realized on exercising equals the value of the shares on the date of exercise minus the option exercise price.

(2)

The value of PSAs, RSUs and CSRSUs realized on vesting equals the value of the shares underlying the PSAs, RSUs or CSRSUs on the date of vesting. CSRSU payout is subject to a 75% floor and a 135% maximum.

(3)	The vesting of stock awards for 2018 includes 226 CSRSUs that vested for Mr. Ostria, resulting in a payment of $12,412 in cash.

Deferred Compensation Plan

We maintain a non-qualified deferred compensation plan (the “Deferred Compensation Plan”) for a select group of key management and highly compensated employees who have been designated as eligible to participate in the Deferred Compensation Plan by the Board or the Compensation Committee.

The Deferred Compensation Plan allows participants to defer up to 80% of base salary and/or up to 100% of bonus and commissions. All amounts deferred are 100% vested. In addition, the Company may credit a participant’s Deferred Compensation Plan account with Company contributions required under an employment agreement or any other agreement and/or with discretionary Company contributions. Company contributions are vested pursuant to the terms of any relevant agreement or, if none, on the anniversary of the date on which such Company contribution was credited to the participant’s account balance, in accordance with the following schedule; provided, however, that the participant must be in the service of the Company as an employee on such anniversary to receive vesting credit:

Less than 1 year—0%

1 year but less than 2 years—33%

2 years but less than 3 years—67%

3 or more years—100%

Two (2) of the NEOs participated in the Deferred Compensation Plan in 2018. No Company contributions were credited under the Deferred Compensation Plan for 2018. Deferred Compensation Plan accounts are deemed to be invested in one (1) or more investment options selected by each participant from investment options offered under the Deferred Compensation Plan.

EXECUTIVE COMPENSATION

Deferred Compensation Plan participants are entitled to receive distributions from their Deferred Compensation Plan accounts upon separation from service, death, disability and/or upon a specified date. Subject to the provisions of Section 409A of the Code, Deferred Compensation Plan participants may elect to receive distributions from the Deferred Compensation Plan in single lump-sum payments or installment payments over a period of two (2) to five (5) years for deferrals to specified dates, or two (2) to fifteen (15) years for deferrals until death, disability or other separation from service. If no such election is made, a participant shall be deemed to have elected a lump-sum form of payment. The following table sets forth information, as of December 31, 2018, regarding contributions and balances of NEOs under the Deferred Compensation Plan:

	Executive Contributions in 2018 FY(1)	Company Contributions for 2018 FY	Aggregate Earnings in 2018 FY	Aggregate Distributions in 2018 FY	Aggregate Balance at 12/31/18(2)
Sudhakar Kesavan(3)	—	—	($127,341)	—	$1,345,373
John Wasson	$100,974	—	(114,922)	—	1,985,199
James C. Morgan	—	—	—	—	—
Ellen Glover	—	—	—	—	—
Sergio Ostria	—	—	—	—	—

____________________

(1)	The full amount of executive contributions is included in the Salary and Non-Equity Incentive Compensation columns of the Summary Compensation Table.

(2)

The aggregate balance for Mr. Kesavan and Mr. Wasson includes $733,622 and $116,391, respectively, that was reported as compensation in the Salary and Non-Equity Incentive Compensation columns of the Summary Compensation Table in previous years.

(3)	Mr. Kesavan maintains a balance in the plan, but did not actively defer funds into the plan in 2018.

Employment Agreement

We entered into an amended and restated employment agreement with Sudhakar Kesavan as of the effective date of our initial public offering on September 27, 2006, which we further amended and restated on December 29, 2008, for the purpose of bringing it into compliance with Section 409A of the Code. The agreement provides that Mr. Kesavan will serve as our CEO and Chairman and that he will receive annual increases to his base salary at least equal to the increase in the consumer price index, unless otherwise agreed to by Mr. Kesavan and the Company. The Committee may further increase Mr. Kesavan’s base salary under that agreement based on the performance of the Company and other factors deemed relevant by the Committee. Mr. Kesavan will also be eligible to receive annual incentive bonuses equal to up to 100% of his base salary at the discretion of the Committee. In addition, we are also required to maintain a life insurance policy in an amount of at least $1 million, payable to Mr. Kesavan’s immediate family. Mr. Kesavan may terminate this agreement by giving 45 days’ notice to the Company, and the Company may terminate this agreement either without cause or for cause upon written notice. The benefits that Mr. Kesavan will receive upon termination of his employment or change of control are described under “Potential Payments upon Termination or Change of Control.”

Potential Payments upon Termination or Change of Control

We maintain employment, severance, and change of control agreements with certain of our NEOs. The following summaries describe and quantify the payments that each NEO would receive if his or her employment with us were terminated or if we had a change of control and the NEO’s employment were terminated following the change of control. The summaries assume that the termination and/or change of control occurred on December 31, 2018, and that the relevant stock price is the closing market price for our common stock on NASDAQ on December 31, 2018, which was $64.78 per share.

Payments Pursuant to Employment Agreement

We have entered into an amended and restated employment agreement with Mr. Kesavan, under which he serves as our CEO and Chairman. If we terminate Mr. Kesavan’s employment for cause, we will be obligated to him only for his base salary and bonus accrued but not yet paid as of the termination date, continuance of his healthcare coverage as required by law, vesting of all outstanding options and other equity awards that were issued prior to the date of employment termination with payment in compliance with Section 409A, and reimbursement for any outstanding reasonable business expenses incurred in the performance of his duties. As defined in the employment agreement, “cause” means the following: (i) material violation of our written policies; (ii) willful conduct materially and demonstrably injurious to the Company; (iii) being charged with certain criminal conduct; or (iv) abuse of drugs or alcohol in the workplace.

If we terminate Mr. Kesavan’s employment without cause or Mr. Kesavan terminates his employment for “good reason,” Mr. Kesavan will receive the following: (i) the amounts he would have received if terminated for cause; (ii) two (2) times his annual base salary (which will be paid in two (2) tranches: (y) the first tranche will be paid monthly in approximately equal installments over the 24-month period following the termination date, with the aggregate amount not to exceed certain limitations set forth in Section 409A; and (z) the second tranche will be comprised of the difference of the total of two (2) times his annual base salary minus the aggregate amount paid in the first tranche, and will be paid in a single lump sum payment on the first business day after six (6) months from the termination date); (iii) vesting of all outstanding options and other equity awards that were issued prior to the date of employment termination with payment in compliance with Section 409A; (iv) a pro rata share of his annual incentive compensation award for the fiscal year in which he was terminated payable in a lump sum on the later of the (a) date that is 90 days following the end of that fiscal year or (b) date that is six (6) months after the date of such termination; and (v) continuation, at the Company’s expense, of Mr. Kesavan’s family health and dental insurance policy in effect as of the date of termination for 24 months following termination (or, if the Company cannot continue coverage of such policy, the Company shall pay for equivalent coverage). Also, while not specifically stated in his employment agreement, Mr. Kesavan is entitled to outplacement services for a period of 12 months, or his first acceptance of an employment offer, if shorter. Termination by the Company without cause includes: (i) any reason other than cause (as defined in the employment agreement and summarized above); (ii) death of Mr. Kesavan; or (iii) in the Company’s sole discretion, if Mr. Kesavan becomes disabled (as defined in the employment agreement). Termination by Mr. Kesavan for good reason is any voluntary termination by Mr. Kesavan upon 45 days’ written notice to the Company.

EXECUTIVE COMPENSATION

All amounts and benefits under the employment agreement shall be paid in a manner or form that complies with Section 409A or an exception thereunder.

Mr. Kesavan’s employment agreement requires that he comply with certain covenants and requirements upon termination. Mr. Kesavan must maintain the confidentiality of all of our information and must not solicit present or prospective clients or employees for a period of two (2) years following termination. Mr. Kesavan’s PSA agreement requires that, upon termination without cause or termination for good reason, the PSAs vest according to the actual EPS and rTSR during the performance period.

The payments that would have been made to Mr. Kesavan, pursuant to Mr. Kesavan’s employment agreement, if he had incurred a termination of his employment as of December 31, 2018, are as follows:

Name	Pro Rata Bonus Share	Severance	Welfare Benefits	Outplacement Services	Unvested and Accelerated Awards
S. Kesavan
With Cause	—	—	—	—	$8,340,944
Without Cause for any Reason	$746,349	$1,784,148	$27,850	$6,000	8,340,944
Death or Disability	746,349	1,784,148	27,850	6,000	7,753,096

Payments Pursuant to Severance Letter Agreements

We entered into a severance letter agreement with each of Mr. Ostria, Ms. Glover and Mr. Morgan. Subject to certain restrictions and terms, each severance letter agreement provides that, in the event of an involuntary termination of employment without cause (as defined in the 2010 Incentive Plan), Ms. Glover and Messrs. Morgan and Ostria are each entitled to nine (9) months’ severance based on such executive’s: (i) then-current base salary; and (ii) the bonus payment in the prior 12-month period. Such severance will be paid in bi-weekly installments in accordance with the Company’s scheduled pay dates. Ms. Glover and Messrs. Morgan and Ostria are further entitled to continue their group health plan coverage under COBRA and, for the duration of the severance payments, the Company will pay a portion of their monthly COBRA premiums equal to the employer’s monthly portion of the group health plan premiums as an active employee of the Company. Each of them is also eligible for six (6) months of executive career transition assistance. Such agreements also contain change of control provisions as discussed below under “Payments in the Event of a Change of Control.”

In the event of termination without cause or termination for good reason, the PSA agreements for Mr. Morgan, Ms. Glover and Mr. Ostria require that PSAs vest according to the actual EPS and rTSR performance for the applicable performance period, as adjusted for the pro rata share of the performance period completed. In the event Mr. Morgan, Ms. Glover or Mr. Ostria terminates his or her employment other than for good reason, he or she shall forfeit all unvested PSAs.

All amounts and benefits under these agreements shall be paid in a manner and form that complies with Section 409A or an exception thereunder.

We previously entered into an amended severance letter agreement with Mr. Wasson. Mr. Wasson is entitled to certain payments in the event of termination of employment, prior to a change of control, by the Company other than for cause (as defined in the severance protection agreement discussed below) or a voluntary resignation after a material adverse change in job responsibilities, compensation or work location. In the event of a termination of employment under such circumstances, Mr. Wasson is entitled to (i) continuation of his base salary for 12 months or, if greater, the period during which he is subject to non-compete obligations, and (ii) an amount equal to the average annual bonus paid to him over the three (3) years prior to his termination. The base salary severance benefits will be paid on the bi-weekly pay dates following separation from service in accordance with the Company’s scheduled pay dates or, if longer, on the bi-weekly pay dates during the time period the executive is subject to any non-competition restrictions with the Company. The bonus severance benefit will be paid within the 15-day period following the last payment of such bi-weekly base salary severance benefits. In addition, Mr. Wasson is entitled to accelerated vesting of all stock options, restricted stock and other equity awards. Consistent with the terms of Mr. Wasson’s PSA agreement, upon his termination without cause or for good reason, the PSAs will vest according to the actual EPS and rTSR performance during the performance period. Further, the severance letter agreement provides that Mr. Wasson is entitled to continuation of health care coverage (including medical, hospitalization, dental and vision) for himself and his dependents on the same terms as in effect on his termination date for as long as salary continues to be paid under the agreement (and, thereafter, he and his dependents may elect group health plan continuation coverage under COBRA). Finally, while not specifically stated in his employment agreement, Mr. Wasson is entitled to outplacement services for a period of 12 months, or his first acceptance of an employment offer, if shorter. Payment of these severance benefits is subject to Mr. Wasson’s compliance with certain covenants and requirements upon termination.

EXECUTIVE COMPENSATION

The payments that would have been made to Mr. Morgan, Ms. Glover and Mr. Ostria described above, in the event of termination of employment without cause or, in the case of Mr. Wasson, a voluntary resignation after a material adverse change in job responsibilities, compensation or work location, had occurred as of December 31, 2018, and all severance letter agreements had been in effect on such date, are presented in the following table.

Name	Salary Continuation	Bonus Payment	Welfare Benefits	Outplacement Services	Unvested Awards
J. Wasson	$676,956	$385,100	$9,532	$6,000	$4,072,875
J. Morgan	409,799	239,999	10,424	3,000	1,362,389
E. Glover	319,691	133,244	6,903	3,000	516,384
S. Ostria	310,643	112,796	7,115	3,000	456,999

Payments in the Event of Death or Disability

If any NEO dies or becomes disabled while employed by us, any unvested options or RSUs held by that NEO will vest and become exercisable immediately. PSAs will vest according to the target EPS for the period and the actual performance of the rTSR, with the date of death or disability serving as the end of the performance period for such measurement.

Payments in the Event of Retirement

If Mr. Kesavan or Mr. Wasson retires while employed by us, the PSAs will vest upon the date of retirement and be paid out based on the actual performance of the rTSR at the end of the measurement period.

If Mr. Morgan, Ms. Glover or Mr. Ostria retires while employed by us, PSAs will vest according to the actual EPS and rTSR performance for the applicable performance period, as adjusted for the pro rata share of the performance period completed. The date of retirement shall serve as the end of the performance period for such measurement. All other equity awards will vest as if such NEO had voluntarily resigned.

Payments in the Event of a Change of Control

We have entered into amended severance protection agreements with Messrs. Kesavan and Wasson that provide for payments in the event of termination of employment resulting from a change of control. In the event payments are made pursuant to these agreements, those payments supersede any other agreement between us and the NEO.

Under the severance protection agreements, both Messrs. Kesavan and Wasson have a “double trigger”, in that neither executive will receive under those agreements certain payments and benefits in connection with a change of control unless they are terminated without cause or resign for good reason within twenty-four (24) months following such change of control. A change of control is defined as follows: (i) the acquisition by an individual, group or entity of beneficial ownership of 35% or more of our outstanding voting shares, subject to certain exceptions; (ii) a change in our Board under certain circumstances such as an actual or threatened (x) election contest, (y) solicitation of proxies or (z) tender offer; (iii) the consummation of a reorganization, merger or consolidation, or sale of all or substantially all of our assets, subject to certain limitations and conditions set forth in the agreement; and/or (iv) approval by our stockholders of a liquidation or dissolution of the Company.

Termination “without cause” means any termination other than one for: (i) material violation of our material written policies; (ii) willful conduct materially and demonstrably injurious to the Company; (iii) being charged with certain criminal conduct; and/or (iv) drug or alcohol abuse in the workplace. Termination for “good reason” includes: (i) material adverse change in the executive’s job duties or responsibilities, compensation or location of employment; (ii) bankruptcy of the Company; (iii) material breach by the Company of the severance protection agreement; and/or (iv) failure to require any successor of the Company to assume the severance protection agreement.

In the event of a change of control and a termination of the employment of Messrs. Kesavan and Wasson without cause or their resignation for good reason within twenty-four (24) months of the change of control, they will be entitled to the following payments:

●	base salary earned through date of termination and pro rata bonus for the year of termination;

●	lump-sum payment equal to three (3) times the named executive’s average annual taxable W-2 compensation during the three (3) years prior to the calendar year in which the termination occurs;

●

continued coverage for thirty-six (36) months after termination for them and their dependents and beneficiaries under the same or equivalent life insurance, medical, dental, hospitalization, financial counseling and tax consulting benefits provided by the Company to similarly situated executives during the continuation period of such coverage (any such coverage and benefits thereunder shall comply with Section 409A);

●	outplacement services for a period of twelve (12) months, or the named executive’s first acceptance of an employment offer, if shorter; and

●

100% vesting of all equity awards granted under the 2010 Incentive Plan or the 2018 Incentive Plan, except that, in accordance with the PSA agreements for Messrs. Kesavan and Wasson, PSAs will vest according to the target EPS for the performance period and the actual performance of the rTSR, with the date of termination used as the end of the performance period for such measurement. Each payment or distribution of any such awards subject to Section 409A will be made in a manner that complies with Section 409A.

EXECUTIVE COMPENSATION

Further, adjustment shall be made to minimize the amount of compensation payable in the event of a change of control that is subject to Section 280G of the Code. All amounts and benefits under these agreements shall be paid in a manner and form that complies with Section 409A or an exception thereunder. The payments that would have been made to Messrs. Kesavan and Wasson, if termination of employment related to a change of control had occurred as of December 31, 2018, are as follows:

Name	Pro Rata Bonus	Lump-Sum Payment	Welfare Benefits	Outplacement Services	Unvested Awards
S. Kesavan	$746,349	$13,601,054	$41,775	$6,000	$7,753,096
J. Wasson	453,097	7,438,999	28,596	6,000	3,800,880

As mentioned above, we entered into a severance letter agreement with each of Mr. Morgan, Ms. Glover and Mr. Ostria. Such agreements also contain change of control provisions, which are triggered if, within twelve (12) months of a change of control (as defined in the 2010 Incentive Plan and the 2018 Incentive Plan) there is: (i) a material reduction of the nature and scope of any such executive’s authorities, powers, functions or duties, (ii) a material reduction in their compensation or (iii) a relocation of their primary work location by more than 50 miles from their work location immediately prior to such change of control. In the event of such a change of control, each of Mr. Morgan, Ms. Glover and Mr. Ostria will be paid (a) a lump sum based on a pro-rated share of their then-current year’s bonus target, and (b) twelve (12) months of severance based on their then-current base salary, plus the bonus payment each received in the prior twelve (12) months. The change of control payment will be paid in bi-weekly installments in accordance with the Company’s scheduled pay dates. In addition, any RSUs or non-qualified stock options issued prior to June 5, 2015 and held by each of Mr. Morgan, Ms. Glover and Mr. Ostria will immediately vest upon a change of control. The fair market value (as defined in the 2010 Incentive Plan) of any RSUs will be paid to Mr. Morgan, Ms. Glover and Mr. Ostria in a lump sum within three (3) days of the change of control and non-qualified stock options will either be cancelled and replaced with a replacement award (as defined in the 2010 Incentive Plan) or cancelled in exchange for a lump sum payment of the fair market value of such non-qualified stock options. Equity grants made after June 5, 2015 will vest on an accelerated basis following a change in control if the executive is terminated other than for cause within two (2) years following the change of control. In accordance with the PSA agreements for Mr. Morgan, Ms. Glover and Mr. Ostria, PSAs will vest according to the target EPS for the performance period and the actual performance of the rTSR, with the date of termination serving as the end of the performance period for such measurement.

Mr. Morgan, Ms. Glover and Mr. Ostria are further entitled to continue their group health plan coverage under COBRA and, for the duration of the severance payments, the Company will pay a portion of their monthly COBRA premiums equal to the employer’s monthly portion of the group health plan premiums as an active employee of the Company. Each of them is also eligible for six (6) months of executive career transition assistance.

The payments that would have been made to each of Mr. Morgan, Ms. Glover and Mr. Ostria, if termination of employment related to a change of control had occurred as of December 31, 2018 are as follows:

Name	Pro Rata Bonus Target	Severance Payment	Welfare Benefits	Outplacement Services	Unvested Awards
J. Morgan	$382,479	$866,397	$13,899	$3,000	$2,587,641
E. Glover	213,127	603,912	9,204	3,000	1,119,906
S. Ostria	207,095	564,585	9,487	3,000	997,917

During the time a NEO receives payment under an agreement, the NEO agrees not to solicit employees from our successor and to maintain the confidentiality of our and our successor’s information. The NEO also must provide a general release of all claims and causes of action against us and our successors arising from, or relating to, the NEO’s employment with us.

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and those discussions, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in this Proxy Statement and was appropriate for incorporation by reference into the 2018 Form 10-K.

Compensation Committee

/s/ Cheryl W. Grisé
Cheryl W. Grisé Compensation Committee Chairperson

/s/ Eileen O’Shea Auen
Eileen O’Shea Auen

/s/ Randall Mehl
Randall Mehl

/s/ Peter M. Schulte
Peter M. Schulte

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of a registered class of equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon our review of copies of the reports we received and written representations provided to us from the individuals required to file such reports, we believe that each of our executive officers, directors and greater than 10% stockholders have complied with applicable reporting requirements for transactions in our common stock during the year ended December 31, 2018, except for a Form 4 detailing purchases made by Mr. Peter Schulte’s daughters, and over which he has control, which was filed late due to an administrative error.

STOCKHOLDERS’ PROPOSALS FOR THE 2020 ANNUAL MEETING

Under applicable SEC rules, any stockholder who intends to present a proposal at the 2020 Annual Meeting and who wishes to have the proposal included in our proxy statement and form of proxy for that meeting must deliver the proposal to us at our executive offices no later than December 21, 2019, or, if next year’s Annual Meeting is held on a date more than 30 calendar days from May 31, 2020, a stockholder proposal must be received a reasonable time before the Company begins to post, print and mail its proxy materials for such Annual Meeting. All stockholder proposals must comply with all applicable rules and regulations adopted by the SEC.

The Company’s Bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary no earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s Annual Meeting (for next year’s 2020 Annual Meeting, these dates would be January 31, 2020 and March 1, 2020, respectively). However, if the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be received no earlier than the close of business on the 120th day prior to the date of such Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of such Annual Meeting. Further, if the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, and the first public announcement of the date of such Annual Meeting is less than 100 days prior to the Annual Meeting date, notice must be delivered no later than the close of business on the 10th day following the public announcement date. A copy of the Bylaws may be obtained from the Company by writing to ICF International, Inc., 9300 Lee Highway, Fairfax, Virginia 22031, Attention: Corporate Secretary. In addition to the timing requirements set forth above, any stockholder nominations for the election of directors or proposals for business must comply with all other requirements set forth in the Company’s Bylaws.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

We will pay all expenses in connection with the solicitation of the proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, electronically, in writing or in person, without receiving any extra compensation for such activities. We have retained The Proxy Advisory Group, LLC, a proxy soliciting firm, to provide proxy related advice and informational support, and may seek additional assistance with the solicitation of proxies from stockholders for a services fee, plus customary disbursements. The fees to The Proxy Advisory Group, LLC are not expected to exceed $25,000 in the aggregate. We also will reimburse brokers and nominees who hold shares in their names for expenses they incur to furnish proxy materials to the beneficial owners of such shares.

Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this Proxy Statement.

ICF INTERNATIONAL, INC.

James E. Daniel
Corporate Secretary

ANNEX A

2019 ANNUAL INCENTIVE COMPENSATION Adjusted EPS - GAAP Reconciliation

The Compensation Committee establishes performance factors as part of the Company’s Annual Incentive Program.  Included among the performance factors approved by the Committee is the performance factor for Adjusted EPS.  Since Adjusted EPS is a non-GAAP measure, the reconciliation of this non-GAAP measure used by the Company is as follows:

Annual Incentive Adjusted EPS

	2018
		Adjusted EPS	Diluted Shares

(all numbers in thousands, except Adjusted EPS)

Net Income	$61,400	$3.18	19,335

Office Closure Expense (1)	311	0.02	19,335
Severance Expense (2)	1,554	0.08	19,335
Mergers and Acquisitions (3)	1,423	0.07	19,335
Bonus Expense (4)	7,750	0.40	19,335
Tax Effect (5)	(2,855)	(0.15)	19,335
Changes in tax rate due to TCJA (6)	-	-	19,335

	$69,583	$3.60	19,335

(1)

Special charges related to office closures: These costs are exit costs associated with terminated leases or full office closures. These exit costs include charges incurred under a contractual obligation that existed as of the date of the accrual and for which we will continue to pay until the contractual obligation is satisfied but with no economic benefit to us.

(2)

Special charges related to severance for staff realignment: These costs are either involuntary employee termination benefits for Company officers who have been terminated as part of a consolidation or reduction in operations, or collective termination benefits of an identifiable group of employees terminated as part of a discontinued service offering.

(3)	Acquisition-related expenses related to closed and anticipated-to-close acquisitions, consisting primarily of consultant and other outside third-party costs.

(4)	Elimination of Incentive Bonus accrued for 2018 to present net income prior to bonus for determination of Annual Incentive Bonus.

(5)	Income tax effects were calculated using an effective U.S. GAAP tax rate of 25.9% for the year ended December 31, 2018.

ANNEX B

2018 PSA ADJUSTED EPS - GAAP Reconciliation

In connection with PSAs, upon completion of an Initial Performance Period, the 2010 Incentive Plan and the Performance Program require that the Compensation Committee (i) reviews the performance of the Company and propose adjustments to the reported EPS; and (ii) determines the PSA Adjusted EPS in accordance with the PSA Agreement and our 2010 Incentive Plan, which may exclude certain specified items. These exclusions are intended to ensure that the participants are compensated for the Company’s performance and are neither penalized nor rewarded for certain categories of specified adjustments.

For purposes of calculating the PSA Adjusted EPS for the PSAs granted in 2016, 2017 and 2018, the Compensation Committee began with the Company’s reported diluted EPS of $3.27 and $3.18 for fiscal year 2017 and 2018, respectively, and excluded categories of items and amounts to arrive at the PSA Adjusted EPS.  Since 2018 is operating under a different tax rate due to the TCJA, the Compensation Committee elected to adjust the 2018 EPS, for the purpose of calculating the performance of the Company under the 2017 PSA grants. The 2018 EPS has been recast to reflect what the Company’s performance would have been under a comparable tax rate, 37.3% effective tax rate. Since PSA Adjusted EPS is a non-GAAP measure, see the reconciliation of this non-GAAP measure below:

PSA Adjusted EPS

PSA ADJUSTED EPS - GAAP RECONCILIATION

	2018			2018 - Tax Rate Adjusted			2017
		Adjusted	Diluted		Adjusted	Diluted		Adjusted	Diluted
	$	EPS	Shares	$	EPS	Shares	$	EPS	Shares

(all numbers in thousands, except Adjusted EPS)

Net Income	$61,400	$3.18	19,335	$61,400	$3.18	19,335	$62,876	$3.27	19,244

Recast 2018 without impact of tax law	-	-	19,335	(9,532)	(0.50)	19,335	-	-	19,244
Office Closure Expense(1)	311	0.02	19,335	311	0.02	19,335	2,408	0.12	19,244
Severance Expense(2)	1,554	0.08	19,335	1,554	0.08	19,335	1,583	0.08	19,244
Mergers and Acquisitions(3)	1,422	0.07	19,335	1,422	0.07	19,335	239	0.01	19,244
Infrastructure Expenses(4)	3,364	0.17	19,335	3,364	0.17	19,335	-	-	19,244
Branding Expense(5)	451	0.02	19,335	451	0.02	19,335	14	-	19,244
Bonus Expense(6)	-	-	19,335	-	-	19,335	3,000	0.16	19,244
Tax Effect(7)	(1,837)	(0.09)	19,335	(2,654)	(0.13)	19,335	(2,681)	(0.14)	19,244
Changes in tax rate due to TCJA(8)	-	-	19,335	-	-	19,335	(16,232)	(0.84)	19,244

	$66,665	$3.45	19,335	$56,316	$2.91	19,335	$51,207	$2.66	19,244

(1)

Special charges related to office closures: These costs are exit costs associated with terminated leases or full office closures. These exit costs include charges incurred under a contractual obligation that existed as of the date of the accrual and for which we will continue to pay until the contractual obligation is satisfied but with no economic benefit to us.

(2)

Special charges related to severance for staff realignment: These costs are either involuntary employee termination benefits for Company officers who have been terminated as part of a consolidation or reduction in operations, or collective termination benefits of an identifiable group of employees terminated as part of a discontinued service offering.

(3)	Acquisition-related expenses related to closed and anticipated-to-close acquisitions, consisting primarily of consultant and other outside third-party costs.

(4)	Infrastructure expenses related to costs incurred developing and upgrading internal software and processes for future operations.

(5)	Branding expenses incurred related to branding operations for the future.

(6)

Special charges due to additional cash bonus expense: In response to the TCJA that was passed in December 2017 and will take effect in 2018, we increased the portion of bonuses that will be paid in cash, which will increase the amount that can be deducted for income tax purposes for 2017.

(7)

Income tax effects were calculated using an effective U.S. GAAP tax rate of 25.9% and 37.0%, prior to the adjustments for changes in the tax rate under new tax regulations, for the year ended December 31, 2018 and 2017, respectively. For purposes of calculating the performance 2018, the 2018 financial performance was recast using an effective tax rate of 37.3%.

(8)

Adjustment for the decrease in the rate for 2017 related to favorable net adjustments of $16.2 million resulting from the enactment of the TCJA in December 2017. As a result of the TCJA, we were required to make favorable provisional adjustments for revaluing our deferred tax assets and liabilities and permanent non-taxable income that were partially offset by the “transition tax” and establishment of a valuation allowance on certain deferred tax assets.

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*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 30, 2019.

ICF INTERNATIONAL, INC.

ICF

ICF INTERNATIONAL, INC.
ATTN: CORPORATE SECRETARY
9300 LEE HIGHWAY
FAIRFAX, VA 22031-1207

E75372-P23033

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 2, 2019
Date: May 30, 2019 **Time:** 8:00 a.m. EDT
Location: ICF International
9300 Lee Highway
Fairfax, VA 22031

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E75373-P23033

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

   Nominees:

   01) Dr. Srikant M. Datar
   02) Mr. Peter M. Schulte

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

E75374-P23033

ICF

ICF INTERNATIONAL, INC.
ATTN: CORPORATE SECRETARY
9300 LEE HIGHWAY
FAIRFAX, VA 22031-1207

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E75369-P23033 KEEP THIS PORTION FOR YOUR RECORDS

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ICF INTERNATIONAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Dr. Srikant M. Datar
02) Mr. Peter M. Schulte

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

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E75370-P23033

ANNUAL MEETING OF STOCKHOLDERS OF
ICF INTERNATIONAL, INC.
May 30, 2019
This Proxy is solicited on behalf of the Board of Directors

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 20, 2019, and revoking all prior proxies, hereby appoints Eileen O'Shea Auen, Cheryl W. Grisé, Sudhakar Kesavan, Randall Mehl and Michael J. Van Handel (with full power to act alone and with power of substitution and revocation) to represent the undersigned and to vote, as designated on this proxy card, all shares of common stock of ICF International, Inc., which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ICF International, Inc. to be held at 8:00 a.m., local time, on Thursday, May 30, 2019, at the offices of ICF International, Inc., located at 9300 Lee Highway, Fairfax, Virginia, 22031, and any adjournments or postponements thereof.

The proxies shall vote subject to the directions indicated on the reverse side of this proxy card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof, including on whether to adjourn or postpone the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified.

Continued and to be signed on reverse side